Exhibit 10.32

MULTI TENANT OFFICE
STANDARD BUILDING LEASE

PENYORK PROPERTIES III INC.

- and -

OCCULOGIX, INC.

___________________

LEASE
___________________

Project:	2600 Skymark Avenue, Mississauga, Ontario

Premises:	Suites 103 and 201, Building 9

TABLE OF CONTENTS

Section

1.	LEASE SUMMARY

2.	DEFINITIONS

3.	INTENT OF LEASE

3.1	Net Lease

4.	LEASE OF PREMISES

4.1	Premises
4.2	Term
4.3	Fixturing Period
4.4	Acceptance of Premises
4.5	Licence to Use Common Facilities
4.6	Quiet Enjoyment
4.7	Fixturing of Premises

5.	RENT

5.1	Tenant to Pay
5.2	Basic Rent
5.3	Additional Rent
5.4	Deemed Rent and Allocation
5.5	Monthly Payments of Additional Rent

6.	TAXES

6.1	Taxes Payable by Tenant
6.2	Determination of Tenant’s Taxes
6.3	Business Taxes and Sales Taxes
6.4	Tax Bills and Assessment Notices
6.5	Contest of Realty Taxes

7.	OPERATION OF PROJECT

7.1	Operation of Project by Landlord
7.2	Tenant’s Payment of Operating Costs
7.3	Adjustments to Operating Costs

8.	USE OF PREMISES

8.1	Use of Premises
8.2	Conduct of Business
8.3	Tenant’s Fixtures
8.4	Signs
8.5	Waste Remova
8.6	Pest Control
8.7	Waste and Nuisance
8.8	Compliance with Laws
8.9	Deliveries
8.10	Window Coverings
8.11	Prohibited Uses

9.	SERVICES AND UTILITIES

9.1	Utilities
9.2	Heating and Air Conditioning
9.3	Non-Liability of Landlord
9.4	Landlord’s Suspension of Utilities

- i -

10.           MAINTENANCE, REPAIRS AND ALTERATIONS

10.1	Maintenance and Repairs of Premises
10.2	Approval of Repairs and Alterations
10.3	Repair According to Landlord’s Notice
10.4	Notice by Tenant
10.5	Ownership of Leasehold Improvements
10.6	Construction Liens
10.7	Landlord’s Repairs
10.8	Special Services

11.	END OF TERM

11.1	Vacating of Possession
11.2	Removal of Trade Fixtures
11.3	Removal of Leasehold Improvements
11.4	Overholding by Tenant

12.	DAMAGE AND DESTRUCTION

12.1	Insured Damage to Premises
12.2	Uninsured Damage and Last Two Years
12.3	Damage to Project
12.4	Restoration of Premises or Project
12.5	Determination of Matters

13.	INSURANCE AND INDEMNITY

13.1	Landlord’s Insurance
13.2	Tenant’s Effect On Other Insurance
13.3	Tenant’s Insurance
13.4	Landlord’s Right to Place Tenant’s Insurance
13.5	Landlord’s Non-Liability
13.6	Indemnity of Landlord
13.7	Landlord’s Employees and Agents

14.	ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL

14.1	Consent Required
14.2	Obtaining Consent
14.3	Landlord’s Option
14.4	Terms of Transfer
14.5	Effect of Transfer
14.6	No Advertising of Premises
14.7	Mortgage of Lease
14.8	Corporate Tenant
14.9	Assignment by Landlord

15.	STATUS AND SUBORDINATION OF LEASE

15.1	Status Statement
15.2	Subordination
15.3	Tenant’s Failure to Comply
15.4	Registration

16.	DEFAULT AND REMEDIES

16.1	Default and Remedies
16.2	Interest and Costs
16.3	Bankruptcy and Insolvency
16.4	Distress and Tenant’s Property
16.5	Intentionally Deleted
16.6	Rent Deposit
16.7	Remedies to Subsist
16.8	Impossibility of Performance

- ii -

17.           CONTROL OF PROJECT

17.1	Landlord’s Control
17.2	Alterations of the Project
17.3	Use of Common Facilities
17.4	Rules and Regulations
17.5	Access to Premises
17.6	Expropriation
17.7	Landlord’s Consent

18.	MISCELLANEOUS

18.1	Notices
18.2	Complete Agreement
18.3	Time of the Essence
18.4	Applicable Law
18.5	Severability
18.6	Section Numbers and Headings
18.7	Interpretation
18.8	Successors
18.9	Monetary Amounts
18.10	Demolition or Substantial Alterations

19.           PRIVACY POLICY

Schedules

"A"	LEGAL DESCRIPTION OF PROJECT

"B"	OUTLINE PLAN OF PREMISES

"C"	SECURITY AGREEMENT - intentionally deleted

"D"	SPECIAL PROVISIONS

"E"	EXCLUSIVE USES OF OTHER TENANTS

"F"	RENT DEPOSIT AGREEMENT

"G"	ENVIRONMENTAL QUESTIONNAIRE

"H"	TENANT WORK

- iii -

THIS LEASE is dated October 17, 2005 and is made,

BETWEEN:

PENYORK PROPERTIES III INC.

(hereinafter called “Landlord”)

OF THE FIRST PART

-and-

OCCULOGIX, INC.

(hereinafter called “Tenant”)

OF THE SECOND PART

1.             LEASE SUMMARY

The following is a summary of some of the basic terms of this Lease, which are elaborated upon in the balance of this Lease. This Section 1 is for convenience and if a conflict occurs between the provisions of this Section 1 and any other provisions of this Lease, the latter shall govern.

(a)	Premises:	being comprised of:

(i)	Suite 103 (“Suite 103 Premises”) being a portion of the first (1st) floor of Building 9, as shown outlined on the floor plan annexed hereto as Schedule “B-1”; and

(ii)	Suite 201 (“Suite 201 Premises”), being a portion of the second (2nd) floor of Building 9, as shown outlined on the floor plan annexed hereto as Schedule “B”,

(collectively, the “Premises”), of the project municipally known as 2600 Skymark Avenue, Mississauga, Ontario.

(b)	Term: One (1) year and Six (6) months;

(c)	Commencement Date: February 1, 2006;

(d)	Expiry Date: July 31, 2007;

(e)	Basic Rent: Subject to adjustment in accordance with Section 5.2 and, further, subject to Section 3 of Schedule “D”:

RENTAL PERIOD	RATE PER SQ.FT. PER ANNUM OF RENTABLE AREA
February 1, 2006 to July 31, 2007	$10.00

(f)	Rentable Area of Premises:

(i)	Suite 103 Premises containing approximately 1,363 square feet; and

(ii)	Suite 201 Premises containing approximately 5,237 square feet;

(collectively approximately 6,600 square feet) (subject to determination in accordance with Section 2.24);

(g)	Rent Deposit: Twenty Four Thousand Six Hundred and Thirty-Four Dollars and Sixty Two Cents ($24,634.62), to be held by the Landlord in accordance with the provisions of the Rent Deposit Agreement;

(h)
Use of Premises: General business offices for an ophthalmic therapeutic company, to the extent permitted by all Laws and to the extent in keeping with the standards of a first-class office building, under the name Occulogix, Inc. and by no other name whatsoever without the Landlord’s prior written consent;

(i)	Address for Service of Notice on Tenant:

at the Premises

Address for Service of Notice on Landlord:

PenYork Properties III Inc.
c/o Bentall Investment Management
55 University Avenue, Suite 300
Toronto, Ontario
M5 V 2H7

Attention:     Investment Manager

With a copy to the Landlord at:

PenYork Properties III Inc.
c/o Bentall Real Estate Services L.P.
10 Carlson Court, Suite 500
Etobicoke, Ontario
M9W 6L2

Attention:         Vice-President, Operations

(j)	Special Provisions: See Schedule “D

2.	DEFINITIONS

Where used in this Lease, the following words or phrases shall have the meanings set forth in the balance of this Article.

2.1                      “Additional Rent” shall have the meaning given to it in Section 5.3.

2.2                      “Architect” means an architect, engineer, surveyor or other qualified person appointed by the Landlord from time to time.

2.3                      “Basic Rent” shall have the meaning given to it in Section 5.2.

2.4                      “Building” means the building in which the Premises are located.

2.5                      “Business Hours” means normal business hours for the Project as determined by Landlord from time to time and which, unless otherwise determined by Landlord, shall be from 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding holidays, and subject to applicable Laws.

2.6                      “Commencement Date” shall have the meaning given to it in subsection 1(c).

2.7                      “Common Facilities” means: (a) the Project, excluding only Leasable Areas, Storage Areas, and premises at or below grade whether leased or not, used for sports, fitness or other recreational purposes, and including, without limitation: (i) all areas, facilities, systems, improvements, furniture, fixtures and equipment in or on the Project; (ii) the lands forming part of the Project; and (iii) parking areas and facilities, if any, and other service areas and facilities, if any; and (b) all lands, areas, facilities, systems, improvements, furniture, fixtures and equipment serving or benefiting the Project, whether or not located within the Project, to the extent that the same are designated or intended by Landlord to be part of the Common Facilities from time to time.

2.8                      “Environmental Legislation” means all statutes, laws, ordinances, codes, rules, regulations, orders, notices and directives, now or at any time hereafter in effect, made or issued by any municipal, provincial or federal government, or by any department, agency, board or office thereof, or by any board of fire insurance underwriters or any other agency or source whatsoever, regulating, relating to or imposing liability or standards of conduct concerning any matter which may be relevant to the use or occupancy of the Project or any part thereof or the conduct of any business or activity in, on, under or about the Project or any part thereof, or any material, substance or thing which may at any time be in, on, under or about the Project or any part thereof or emanate therefrom.

2.9                      “Expiry Date” shall have the meaning given to it in subsection 1(d).

2.10            “Fiscal Year” means the period used by Landlord for fiscal purposes in respect of the Project. Unless otherwise determined by Landlord by written notice to Tenant at any time or times, each Fiscal Year shall be a calendar year. In the event of a change in the Fiscal Year, or with respect to a partial Fiscal Year at the beginning or end of the Term, all appropriate adjustments resulting from a Fiscal Year being shorter or longer than twelve (12) months shall be made.

2.11            “Hazardous Materials” means any substance or thing or mixture of them which alone, or in combination, or in concentrations, are flammable, corrosive, reactive or toxic or which might cause adverse effects or be deemed detrimental to living things or to the environment (including, but not limited to, any pollutant, contaminant, toxic or hazardous substance, such as by way of example, urea formaldehyde, asbestos, polychlorinated biphenyl, pesticides, mold, mildew, mycotoxins or microbial growths or any other substance the removal, manufacture, preparation, generation, use, maintenance, storage, transfer, handling or ownership of which is subject to applicable Laws.

2.12            “Landlord’s Work” - intentionally deleted.

2.13            “Laws” means all statutes, regulations, by-laws, orders, rules, requirements and directions of all governmental authorities having jurisdiction.

2.14            “Lease” means this Lease including all of the schedules attached hereto.

2.15            “Lease Year” means each consecutive period of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in the case of a Lease Year which includes the month of February in a leap year), except that the first Lease Year shall commence on the Commencement Date and end on the day before the anniversary of the first day of the first full month of the Term; each successive Lease Year shall commence on the anniversary of the first day of the first full month of the Term.

2.16            “Leasable Areas” means all areas and spaces of the Project to the extent designated or intended from time to time by Landlord to be leased to tenants, whether leased or not, but excluding any parking areas and facilities, Storage Areas, and premises at or below grade.

2.17

(a)
“Operating Costs” means the aggregate of all expenses and costs of every kind for each fiscal period designated by Landlord, as determined in accordance with reasonable principles and without duplication, incurred by or on behalf of Landlord with respect to the operation, maintenance, repair, replacement and management of the Project, including structural repairs and replacements, and all insurance relating to the Project, provided that if the Project is less than one hundred (100%) percent completed or occupied during the whole of any fiscal period, Operating Costs shall be adjusted to mean the amount obtained by adding to the actual Operating Costs during such fiscal period such additional costs as would have been incurred, as determined by Landlord acting reasonably, if the Project had been one hundred (100%) percent completed and occupied. For clarification, Landlord shall be entitled to adjust upward only those amounts which may vary depending on occupancy and in no event shall this provision entitle Landlord to recover more costs than Landlord actually incurs in respect of any adjusted item or require Tenant to pay in respect of such adjusted item more than Tenant would have had to pay had the Project been one hundred (100%) percent completed and occupied. Without in any way limiting the generality of the foregoing, Operating Costs shall include all costs in respect of the following:

(i)	all remuneration, including wages and fringe benefits, of employees directly engaged in the operation, maintenance, repair, replacement and management of the Project;

(ii)	heating, ventilating, air conditioning and humidity control of the Project and fire sprinkler maintenance and monitoring, if any, of the Project;

(iii)	cleaning, janitorial services, window cleaning and waste removal;

(iv)	operation, maintenance, repair and replacements of elevators and escalators, if any;

(v)	all utilities supplied to the Project including, without limitation, water, gas, electricity and sewer charges, excluding those charged directly to tenants of the Project;

(vi)	landscaping and maintenance of all outside areas, including snow and ice clearing and removal and salting of driveways and parking areas and of sidewalks adjacent to the Project;

(vii)
depreciation or amortization, over a reasonable period of time in accordance with reasonable principles, of the costs, including capital costs, of all improvements, furnishings, fixtures, equipment, machinery, systems and facilities constructed or installed in or used in connection with the Project and interest on the undepreciated cost of all items in respect of which depreciation or amortization is included herein at two (2%) percent in excess of the prime rate of interest charged by Landlord’s bank at Toronto as of the first day of each Fiscal Year;

(viii)	all insurance which Landlord obtains and the cost of any deductible amounts payable by Landlord in respect of any insured risk or claim;

(ix)	policing, supervision, security and traffic control;

(x)
the cost of repairs and replacements to, and maintenance of, the Project including structural maintenance, repairs, improvements and replacements (with replacements of a capital nature being treated in accordance with the provisions hereof applicable to capital costs), and the cost of all supplies, machinery, equipment, facilities, systems and property installed therein or used in connection therewith, and all repairs and replacements to and maintenance thereof;

(xi)
all costs in the nature of Operating Costs in respect of areas, services and facilities outside the Project, such as sidewalks and boulevards, off-site utilities and other service connections, and in respect of areas, services and facilities shared by users of the Project and users of any other property, to the extent Landlord performs or contributes to the same as a result of its ownership of the Project;

(xii)	engineering, accounting, legal and other consulting and professional services related to Common Facilities;

(xiii)	business taxes, if any, on Common Facilities;

(xiv)
capital taxes in respect of Landlord’s ownership or other interest in the Project, namely any tax or taxes exigible under any provincial or federal legislation based upon or computed by reference to the paid-up capital or place of business of Landlord as determined for the purposes of such tax or based upon or computed by reference to the taxable capital employed in Canada, or any similar tax levied, imposed or assessed in the future in lieu thereof or in addition thereto by any governmental authority;

(xv)
Sales Taxes payable by Landlord on the purchase of goods and services included in Operating Costs (excluding any such Sales Taxes which are available to and claimed by Landlord as a credit or refund in determining Landlord’s net tax liability on account of Sales Taxes, but only to the extent that such Sales Taxes are included in Operating Costs);

(xvi)	the fair rental value of space occupied by Landlord for management, supervisory or administrative purposes relating to the Project; and

(xvii)
a management fee of five (5%) percent of gross amounts received or receivable by Landlord in respect of the Project for all items, including all such items as are included in the Lease as Rent, assuming full occupancy and disregarding any reduction, limitation, deferral or abatement of any amounts in the nature of Rent.

(b)	Operating Costs, however, shall be reduced by the following to the extent actually received by Landlord:

(i)	proceeds of insurance and damages received by Landlord from third parties to the extent of costs otherwise included in Operating Costs;

(ii)
contributions from parties other than tenants of the Project, if any, in respect of Operating Costs, such as contributions made by parties for sharing the use of Common Facilities, but not including rent or fees charged directly for the use of any Common Facilities such as parking fees and rent for Storage Areas; and

(iii)	amounts in the nature of Excess Costs, as defined in subsection 7.3(a), to the extent received by Landlord from tenants of the Project.

(c)                      Operating Costs, however, shall exclude the following:

(i)	expenses incurred by Landlord in respect of other tenants’ leasehold improvements; and

(ii)	repairs or replacements to the extent that the cost of the same is recovered by Landlord pursuant to original construction warranties.

2.18	“Premises” shall have the meaning given to it in Section 4.1.

2.19
“Project” means those lands described in Schedule “A” hereto and all buildings, structures, improvements, equipment and facilities of any kind erected or located thereon from time to time, as such lands, buildings, structures, improvements, equipment and facilities may be expanded, reduced or otherwise altered by Landlord in its sole discretion from time to time.

2.20
“Proportionate Share” means a fraction which has as its numerator the Rentable Area of the Premises and which has as its denominator the aggregate Rentable Area of Leasable Areas within the Project, or such portion or portions of the Leasable Areas within the Project to which Landlord, acting reasonably shall allocate such cost of which Tenant is to pay its Proportionate Share, subject to adjustment pursuant to subsections 7.3(b) and 7.3(c).

2.21
“Realty Taxes” means all taxes, rates, duties, levies, fees, charges, local improvement rates, levies and assessments whatever (“Taxes”), whether municipal, provincial, federal or otherwise, which may be levied, assessed or charged against or in respect of the Project or any part thereof or any fixtures, equipment or improvements therein, or against Landlord in respect of any of the same or in respect of any rental or other compensation receivable by Landlord in respect of the same, and including all Taxes which may be incurred by or imposed upon Landlord or the Project in lieu of or in addition to the foregoing including, without limitation, any Taxes on or in respect of real property rents or receipts as such (as opposed to a tax on such rents as part of the income of Landlord) any commercial concentration levy in respect of the Project, and any licence fee measured by rents or other charges payable by occupants of space in the Project.

2.22	“Rent” shall have the meaning given to it in Section 5.1.

2.23	“Rent Deposit Agreement” means the rent deposit agreement, if any, attached hereto.

2.24
“Rentable Area” of premises shall be the Usable Area of such premises plus the relevant proportion, as determined by Landlord, of all areas not leased to any one tenant such as, without limitation, hallways, elevator lobbies, ground floor lobbies, washrooms, mechanical and service rooms. Every Rentable Area shall be as determined by Landlord from time to time and each such determination shall be binding upon the parties hereto.

2.25
“Sales Taxes” means all business transfer, multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by any federal, provincial or municipal government upon Landlord, or Tenant, or in respect of this Lease, or the payments made by Tenant hereunder or the goods and services provided by Landlord hereunder including, without limitation, the rental of the Premises and the provision of administrative services to Tenant hereunder.

2.26	“Storage Areas” means all areas, if any, designated by Landlord from time to time to be used by tenants exclusively or primarily for storage purposes.

2.27	“Tenant’s Work” shall have the meaning as set out on Schedule “H” attached hereto.

2.28	“Term” shall have the meaning given to it in Section 4.2.

2.29
“Usable Area” when applied to the Premises or any Leasable Areas means the area measured from the interior face of glass in exterior walls and windows, from the exterior face of all walls and windows dividing any Leasable Areas from Common Facilities, and from the centre line of all interior walls separating any Leasable Areas from other Leasable Areas, all without deduction for any space occupied by structures, columns, beams, conduits, ducts or projections of any kind, and all without deduction for the recessing of any entrance way or boundary wall from the lease line, but excluding therefrom the area occupied by elevator shafts and building standard stairwells, and their enclosing walls, which do not serve exclusively a tenant occupying premises on more than one floor.

3.	INTENT OF LEASE

3.1       Net Lease

It is the intent of the parties hereto that, except as expressly herein set out, this Lease be absolutely net to Landlord and Landlord not be responsible for any expenses or obligations of any kind whatsoever in respect of the Premises or the Project.

4.                LEASE OF PREMISES

4.1                       Premises

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (“Premises”) being part of the Project and shown outlined on the plans attached hereto as Schedules “B” and “B-1”. The purpose of Schedules “B” and “B-1” is to show the approximate location of the Premises and its contents are not intended as a representation as to the precise size or dimensions of the Premises or any other aspects of the Project. The Premises shall extend from the upper surface of the structural subfloor to the lower surface of the structural ceiling within the boundaries of the Usable Area of the Premises. The Premises shall exclude the exterior faces of all perimeter walls, windows and doors of the Premises, notwithstanding the manner in which Rentable Area is measured.

4.2                       Term

The term of this Lease (the “Term”) shall be for the period described as the Term in subsection 1(b) hereof, commencing on the Commencement Date and ending on the Expiry Date, both dates as described in subsections l (c) and (d).

4.3                       Fixturing Period

From the later of: (i) Tenant’s execution and delivery to Landlord of this Lease; (ii) Tenant’s delivery to Landlord of insurance certificate(s) evidencing the requisite insurance coverage under this Lease, (the “Commencement Date of the Fixturing Period”), the Tenant shall be entitled to possession of Suite 103 Premises until the date preceding the Commencement Date in order to fixture Suite 103 Premises for the Tenant’s business and, thereafter, if Tenant has completed its fixturing, Tenant may be permitted continued occupancy of Suite 103 in order to commence carrying on business in Suite 103 Premises (“Fixturing Period”). During the Fixturing Period, Tenant shall not be obligated to pay Basic Rent, Operating Costs including utilities, or Realty Taxes but shall be liable for all other costs and obligations including the costs of any additional services in accordance with this Lease for which Tenant will continue to be obligated to pay, and Tenant shall be subject to all the other terms and conditions of this Lease insofar as they are applicable including, without limitation, the obligation to maintain insurance, and the provisions relating to the liability of Tenant for its acts and omissions, and the acts and omissions of its servants, employees, agents, contractors, invitees, concessionaires and licensees and the indemnification of Landlord and others under this Lease.

For clarity, as of the date hereof, the Tenant occupies the Suite 201 Premises under a sublease agreement with the current tenant of the Suite 201 Premises and until the Commencement Date hereof shall be bound by the lease thereunder.

4.4                       Acceptance of Premises

Tenant shall accept the Premises in the state and condition in which they are received from Landlord and Tenant’s entering into possession of the Premises shall be conclusive evidence of the acceptance by Tenant of the condition and state of repair of the Premises.

4.5                       Licence to Use Common Facilities

Subject to all other relevant provisions of this Lease, Landlord grants to Tenant the nonexclusive licence during the Term to use for their intended purposes, in common with others entitled thereto, such portions of the Common Facilities as are reasonably required for the use and occupancy of the Premises during Business Hours and such other hours as the Common Facilities are open for use, as determined by Landlord from time to time.

4.6                      Quiet Enjoyment

Subject to Tenant’s complying with all of the terms of this Lease, Tenant may peaceably possess and enjoy the Premises for the Term without interruption by Landlord or any person claiming through Landlord.

4.7                      Fixturing of Premises

By not later than the Commencement Date, Tenant shall fully finish, furnish, fixture and staff the whole of the Premises and shall commence its business upon the whole of the Premises.

5.	RENT

5.1                       Tenant to Pay

(a)
Tenant shall pay in lawful money of Canada at such address as shall be designated from time to time by Landlord Basic Rent and Additional Rent (all of which is herein sometimes referred to collectively as “Rent”) as herein provided without any deduction, set-off or abatement whatsoever, Tenant hereby agreeing to waive any set-off rights it may have under any statute or at law. Subject to subsection 5.1(b), on the Commencement Date and the first day of each Fiscal Year thereafter and at any time during any Fiscal Year when required by Landlord, Tenant shall deliver to Landlord as requested by Landlord post-dated cheques for all payments of Basic Rent and estimates by Landlord of Additional Rent or any portions thereof payable during the balance of such Fiscal Year.

(b)
Notwithstanding anything contained in this Lease to the contrary, provided Tenant in actual physical occupation of and actively and diligently conducting business in the whole of Premises is Occulogix, Inc., Tenant shall not be required to submit post-dated Rent cheques to Landlord in accordance with the provisions of the preceding paragraph until the earlier to occur of: (i) Landlord’s issuance of a notice of default to Tenant in accordance with the provisions of this Lease; and (ii) the third (3rd) instance of Tenant becoming late with the payment of Rent during the Term, whereupon Tenant shall immediately deliver to Landlord post-dated Rent cheques for each month then remaining in the Rental Year (and thereafter Tenant shall deliver twelve (12) post-dated cheques to Landlord at the beginning of each subsequent Rental Year).

5.2                       Basic Rent

Subject to Section 3 of Schedule “D” to this Lease, commencing on the Commencement Date, Tenant shall pay to Landlord a fixed minimum annual rent (‘Basic Rent”) for each Lease Year of the Term in the annual amount(s) described as Basic Rent in subsection 1(e), to be paid in equal monthly instalments, as described as Basic Rent in subsection 1(e), in advance on the first day of each month during the Term. On the Commencement Date, if it is other than the first day of a calendar month, Tenant shall pay to Landlord for such partial month Basic Rent computed on a per diem basis. If an amount per square foot is specified in the description of Basic Rent in subsection 1(e), then the Basic Rent is intended to be such amount per square foot of Rentable Area of the Premises per annum, and the Basic Rent shall be subject to adjustment based upon the Rentable Area of the Premises determined pursuant to Section 2.24. Within thirty (30) days after such adjustment, if any, being made, Tenant shall pay to Landlord any deficiency in previous payments of Basic Rent and Additional Rent and, if Tenant is not in default under the terms of this Lease, the amount of any overpayment by Tenant of Basic Rent and Additional Rent shall be paid to Tenant or credited to the account of Tenant.

5.3                       Additional Rent

In addition to Basic Rent, Tenant shall pay to Landlord, or as Landlord shall direct, all other amounts as and when the same shall be due and payable pursuant to the provisions of this Lease or pursuant to any other obligation in respect of the Premises, all of which shall be deemed to accrue on a per diem basis; all of such amounts are herein sometimes referred to as “Additional Rent”. Tenant shall promptly deliver to Landlord upon request evidence of due payment of all payments of Additional Rent required to be paid by Tenant hereunder.

5.4                       Deemed Rent and Allocation

If Tenant defaults in payment of any Rent (whether to Landlord or otherwise) as and when the same is due and payable hereunder, Landlord shall have the same rights and remedies against Tenant upon such default as if such sum or sums were rent in arrears under this Lease. Landlord may allocate payments received from Tenant among items of Rent then due and payable by Tenant. No acceptance by Landlord of payment by Tenant of any amount less than the full amount payable to Landlord, and no endorsement or direction on any cheque or other written instruction or statement respecting any payment by Tenant shall be deemed to constitute payment in full or an accord and satisfaction of any obligation of Tenant.

5.5	Monthly Payments of Additional Rent

Landlord may from time to time by written notice to Tenant estimate or re-estimate any amount(s) payable by Tenant to Landlord hereunder including without limitation, amounts in respect of Operating Costs, Realty Taxes and utilities, for the then current or next following Fiscal Year, provided that the fiscal period used by Landlord in respect of any particular item may correspond to a shorter period within any Fiscal Year where such item, for example Realty Taxes, is payable in full by Landlord over such shorter period. The amounts so estimated shall be payable by Tenant in advance in equal monthly instalments over the Fiscal Year or other fiscal period on the same days as the monthly payments of Basic Rent. Landlord may, from time to time, alter the fiscal period selected in each case. As soon as practical after the expiration of each Fiscal Year, Landlord shall furnish to Tenant an audited statement which sets out the total amount of Operating Costs and Realty Taxes for the Project, together with a statement (“Final Statement”) which sets out the Tenant’s Proportionate Share of Operating Costs, its share of Realty Taxes and the cost of its utilities and other charges that are payable by it under any other relevant provisions of this Lease for such Fiscal Year. Upon written request from Tenant (Tenant agreeing to act reasonably and in a bona fide manner in making a request), Landlord shall, at Tenant’s expense, provide Tenant with reasonable information within Landlord’s possession or control in order to assist Tenant in substantiating Tenant’s Proportionate Share of Operating Costs and its share of Realty Taxes, provided that Tenant makes its request within sixty (60) days after delivery of the Final Statement. If the amount determined to be payable by Tenant as aforesaid shall be greater or less than the payments on account thereof previously made by Tenant, then within thirty (30) days after delivery of such Final Statement the appropriate adjustments will be made and Tenant shall pay any deficiency to Landlord and, if Tenant is not in default under the terms of this Lease, the amount of any overpayment shall be paid to Tenant or credited to the account of Tenant. Such Final Statement of Landlord shall be final and binding and Tenant shall have no right to dispute the accuracy or propriety of any amounts or calculations included therein, except to the extent that Tenant shall have, within sixty (60) days after being given such Final Statement, demonstrated to the satisfaction of Landlord any error in such Final Statement.

6.	TAXES

6.1                      Taxes Payable by Tenant

Subject to Section 3 of Schedule “D” to this Lease, commencing on the Commencement Date, and thereafter at all times throughout the Term, Tenant shall pay to Landlord or the relevant taxing authority, as required by Landlord, not later than the time when they fall due all Realty Taxes levied, confirmed, imposed, assessed or charged (herein collectively or individually referred to as “charged”) against or in respect of the Premises and all buildings, furnishings, fixtures, equipment, improvements and alterations in or forming part of the Premises, and including, without limiting the generality of the foregoing, any such Realty Taxes charged against the Premises in respect of:

(i)	the land on which the Premises is situate; and

(ii)	any Common Facilities.

In addition, Tenant shall pay, in the same manner as it is required to pay or contribute to Operating Costs pursuant to Section 7.2 hereof, the Proportionate Share of Realty Taxes charged against or in respect of Common Facilities, and that portion allocated to the Project by Landlord, acting reasonably, of the amount, if any, of Realty Taxes charged against the Project in excess of the amount of Realty Taxes, in the aggregate, charged against Leasable Areas.

6.2                      Determination of Tenant’s Taxes

Whether or not there is a separate bill for Realty Taxes charged against the Premises or a separate assessment, the Realty Taxes charged against the Premises shall be determined by Landlord acting reasonably, the cost of making such determination to be included in Operating Costs; in making such determination Landlord shall have the right, without limiting its right to do otherwise, to establish separate assessments for the Premises and all other portions of the Project by using such criteria as Landlord, acting reasonably, shall determine to be relevant including, without limitation:

(a)
the then current established principles of assessment used by the relevant assessing authorities and on the same basis as the assessment actually obtained for the Project as a whole or the part thereof in which the Premises are located;

(b)	assessments of the Premises and any other portions of the Project in previous periods of time;

(c)	the Proportionate Share; and

(d)
any act, religion or election of Tenant or any other occupant of the Project which results in an increase or decrease in the amount of Realty Taxes which would otherwise have been charged against the Project or any portion thereof.

6.3	Business Taxes and Sales Taxes

(a)	Tenant shall pay to the relevant taxing authority as and when the same are due and payable all taxes charged in respect of any business conducted on, or any use or occupancy of, the Premises.

(b)	Tenant shall pay to Landlord when due all Sales Taxes imposed on Landlord or Tenant with respect to Rent payable by Tenant hereunder or in respect of the rental of space under this Lease.

6.4                      Tax Bills and Assessment Notices

Tenant shall deliver to Landlord forthwith upon Tenant’s receiving the same copies of all assessment notices, tax bills, receipts and other documents received by Tenant relating to Realty Taxes on the Premises or the Project.

6.5                      Contest of Realty Taxes

Landlord may contest any Realty Taxes and appeal any assessments related thereto and may withdraw any such contest or appeal or may agree with the relevant authorities on any settlement in respect thereof. Tenant will co-operate with Landlord in respect of any such contest and appeal and shall provide to Landlord such information and execute such documents as Landlord requests to give full effect to the foregoing. All costs of any such contest and appeal by Landlord shall be included in Operating Costs. Tenant will not contest any Realty Taxes or appeal any assessments related thereto.

7.	OPERATION OF PROJECT

7.1                      Operation of Project by Landlord

(a)	Landlord shall repair, maintain and operate the Project, other than Leasable Areas, in a reasonable manner having regard to its size, age, location and character.

(b)
Landlord may at its sole option, provide janitorial and cleaning services to the Premises substantially in accordance with prevailing standards for office buildings of a similar standard in the area in which the Project is located. Landlord shall not be liable for any loss or damage caused in performance of any maintenance or cleaning services provided to the Premises, no matter how caused, whether by theft and whether or not resulting from or contributed to by the negligence of Landlord, its servants, agents, employees, contractors or persons for whom Landlord is in law responsible. Without in any way limiting or affecting the generality or interpretation of the foregoing, Landlord shall in no event be liable for any indirect or consequential damages suffered by Tenant or any others.

7.2                      Tenant’s Payment of Operating Costs

Subject to Section 3 of Schedule “D” to this Lease, commencing on the Commencement Date and thereafter at all times throughout the Term Tenant shall pay to Landlord the Proportionate Share of Operating Costs. Subject to Section 5.5, the amounts payable by Tenant pursuant to this Section 7.2 shall be paid to Landlord within ten (10) days after the submission to Tenant of a statement showing the amount payable by Tenant from time to time. All amounts payable under this Article 7 in respect of any period not falling entirely within the Term shall be adjusted on a per diem basis.

7.3	Adjustments to Operating Costs

(a)
If by reason of the conduct of business on the Premises outside Business Hours, or by reason of the particular use or occupancy of the Premises or any of the Common Facilities by Tenant, its employees, agents or persons having business with Tenant, additional costs in the nature of Operating Costs, such as utility charges, security costs, and costs of heating, ventilating and air conditioning, are incurred in excess of the costs which would otherwise have been incurred for such items (“Excess Costs”), then Landlord shall have the right to determine on a reasonable basis and require Tenant to pay such Excess Costs.

(b)
If Tenant or any other tenant of the Project, pursuant to its lease or otherwise by arrangement with Landlord, provides at its cost any goods or services the cost of which would otherwise be included in Operating Costs, or if any goods or services the cost of which is included in Operating Costs benefit any portion of the Project to a materially greater or lesser extent than any other portion of the Project, then either the denominator for determining a Proportionate Share, or alternatively the amount of Operating Costs, may be adjusted as determined by Landlord acting reasonably to provide for the equitable allocation of the cost of such goods and services among the tenants of the Project.

(c)
Further, Tenant acknowledges that the Premises may form part of a multi-use project comprising various office towers, and Tenant acknowledges that the Operating Costs and Realty Taxes may be allocated on a reasonable basis between each portion of the Project, based on reasonable cost-sharing principles as applied by Landlord.

8.	USE OF PREMISES

8.1                      Use of Premises

(a)
To the intent that this covenant shall run with the Premises for the benefit for the Project, excluding the Premises, Tenant covenants that it shall not use and shall not permit the Premises to be used for any purpose other than as described as Use of Premises in subsection 1(h) hereof. Tenant acknowledges that Landlord is making no representation or warranty as to Tenant’s ability to use the Premises for its intended use and Tenant shall, prior to executing this Lease, perform such searches and satisfy itself that its use is permitted under all applicable Laws and that Tenant will be able to obtain an occupancy permit.

(b)
Tenant acknowledges that it is aware of the nature of the exclusive use rights granted to certain other tenants of the Building and the Project, more particularly described in Schedule “E” attached hereto, and agrees that it shall not be permitted at any time during the Term and all extensions or renewals thereof to carry out any business in the Premises in such a manner as to infringe upon any such exclusive use provisions. Tenant also agrees that it shall not be permitted at any time during the Term and all extensions or renewals thereof to carry on business in the Premises in such a manner as to infringe upon any future exclusive uses which Landlord may grant from time to time. Tenant shall indemnify and save Landlord harmless from any and all liability, losses, damages and expenses incurred or suffered by Landlord in connection with the infringement or alleged infringement by Tenant of any of such exclusive use provisions listed or in remedying or attempting to remedy such infringement or alleged infringement including, without limitation, Landlord’s legal fees and expenses on a substantial indemnity basis.

(c)
Tenant acknowledges and agrees that in no event will an exclusive use or a restrictive covenant be inferred or implied in its favour by reason of any restrictions on Tenant’s business or in the foregoing provisions of this Section 8.1.

8.2                      Conduct of Business

At all times throughout the Term, Tenant shall continuously and actively and diligently conduct its business in the whole of the Premises in a first class and reputable manner.

8.3                      Tenant’s Fixtures

Tenant shall install and maintain in the Premises at all times during the Term first-class trade fixtures including furnishings and equipment adequate and appropriate for the business to be conducted on the Premises, all of which shall be kept in good order and condition. Tenant shall not remove any trade fixtures or other contents from the Premises during the Term except, with the prior written consent of Landlord, in the ordinary course of business or for the purpose of replacing them with others at least equal in value and function to those being removed.

8.4	Signs

Tenant shall not erect, install or display any sign or display on or visible from the exterior of the Premises except for a building standard sign on the main entry door to the Premises and on the building directory board, if any, both to be installed by Landlord at Tenant’s cost to be paid forthwith upon request.

8.5	Waste Removal

Tenant shall not allow any refuse, garbage or any loose, objectionable material to accumulate in or about the Premises or the Project and will at all times keep the Premises in a clean and neat condition. Tenant at its expense shall at all times comply with Landlord’s rules and regulations regarding the separation, removal and disposal of waste from the Premises. Notwithstanding the foregoing, Landlord shall have the option to take over the function of separating, removing and/or disposing of the waste and the cost to Landlord of same shall be included in Operating Costs and any proceeds obtained may be retained by Landlord for its own account. Until removed from the Project all waste from the Premises shall be kept in appropriate containers within the Premises.

8.6	Pest Control

Tenant shall co-operate with Landlord and with any contractor(s) engaged by Landlord in respect of pest extermination in the Premises and the Building.

8.7	Waste and Nuisance

(a)
Tenant shall not cause, suffer or permit any waste or damage to the Premises or leasehold improvements, fixtures or equipment therein nor permit any overloading of the floors thereof and shall not use or permit to be used any part of the Premises for any dangerous, noxious or offensive activity or goods and shall not do or bring anything or permit anything to be done or brought on or about the Premises or the Project which results in undue noise or vibration or which Landlord may reasonably deem to be hazardous or a nuisance or annoyance to any other tenants or any other persons permitted to be on the Project, and Tenant shall immediately take steps to remedy, remove or desist from any activity, equipment or goods or conditions on or  emanating from the Premises to which Landlord objects on a reasonable basis. Tenant shall take every reasonable precaution to protect the Premises and the Project from risk of damage by fire, water or the elements or any other cause.

(b)
Tenant shall not itself, and shall not permit any of its employees, servants, agents, contractors or persons having business with Tenant, to obstruct any Common Facilities or use or permit to be used any Common Facilities for other than their intended purposes. Without limiting the foregoing, Tenant shall not permit any equipment, goods or material whatsoever to be placed or stored anywhere in or on the Common Facilities, including without limitation on the loading docks and other outside areas adjacent to the Premises. Tenant shall not, and shall not permit anyone else to, place anything on the roof of the Building or go on to the roof of the Building for any purpose whatsoever, without Landlord’s prior written consent, which may be arbitrarily withheld in Landlord’s sole discretion.

(c)
Tenant shall not use any advertising, transmitting or other media or devices which can be heard, seen, or received outside the Premises, or which could interfere with any communications or other systems outside the Premises.

(d)
Tenant shall be solely responsible for any contaminant, pollutant or toxic substance at any time affecting the Premises resulting from any act or omission of Tenant or any other person on the Premises or any activity or substance on the Premises during the Term, and any period prior to the Term during which the Premises were used or occupied by or under the control of Tenant, and shall be responsible for the clean-up and removal of any of the same and any damages caused by the occurrence, clean-up or removal of any of the same, and Tenant shall indemnify Landlord in respect thereof.

(e)
Tenant agrees to complete the environmental questionnaire attached hereto as Schedule “G” and to forthwith advise Landlord in writing of any changes in its activities that may alter the information provided herein.

8.8	Compliance with Laws

Tenant shall be solely responsible for obtaining from all authorities having jurisdiction all necessary permits, licences and approvals as may be necessary to permit Tenant to occupy the Premises and conduct its business thereon, as required by all applicable Laws. Tenant shall comply at its own expense with all applicable Laws respecting the use, condition and occupation of the Premises, and all leasehold improvements, fixtures, equipment and contents thereof.

8.9	Deliveries

All deliveries to and from the Premises, and loading and unloading of goods, merchandise, refuse, materials and any other items, shall be made only by way of such driveways, access routes, doorways, corridors and loading docks as Landlord may from time to time designate and shall be subject to all applicable rules and regulations made by Landlord from time to time pursuant to Section 17.4.

8.10	Window Coverings

Tenant shall comply with all rules and regulations from time to time made by Landlord in respect of window coverings on the interior of the Premises, in order to maximize the efficiency of the climate control equipment in or serving the Premises or to maintain an attractive uniform appearance of the Project from the exterior thereof.

8.11	Prohibited Uses

Tenant shall not cause, suffer or permit the Premises or any part thereof to be used at any time during the Term for any of the following businesses or activities:

(a)	any retail or wholesale sales activities or any auction;

(b)
any vending machines or other coin operated machines, entertainment or games machines or any other mechanical or electrical serving or dispensing machines or devices whatsoever or the sale or supply of food or beverages (other than food or beverages such as are routinely served in office premises without charge to employees such as coffee and soft drinks) unless expressly permitted in writing by Landlord, in its sole discretion;

(c)	any sale of tickets for theatre or other entertainment events or lottery tickets;

(d)	any type of business or business practice which would, in the sole opinion of Landlord, tend to lower the character or image of the Project or any portion thereof;

(e)
any use which in any way contravenes any restrictive covenants in leases granted by Landlord; Tenant covenants and agrees that it will not carry on in the Premises any business which will in any way place Landlord in breach of any such restrictive covenants and Tenant will indemnify and save Landlord harmless from and against all actions, claims, demands and costs with respect thereto; this subsection (e) shall not be interpreted to prevent Tenant from carrying on in the Premises any business to the extent expressly permitted pursuant to Section 8.1 hereof;

(f)	any business or activity not in compliance with all Laws;

(g)	a consulate, embassy, trade commission or other representative of a foreign government;

(h)
a governmental agency, service or office, ministry, social services agency (including a welfare, immigration office or any other governmental office which would result in access to the Premises to the general public);

(i)	an office for any political action, lobbying or for the primary purpose of any politically oriented or motivated activities;

(j)	an office for a union;

(k)	a social services agency;

(l)	in a manner which would result in people waiting in the Common Facilities of the Project;

(m)	in any manner which would result in unemployed or homeless people or those in need of social assistance attending at the Project;

(n)	for a call centre; or

(o)	for a school or training centre of any kind.

The inclusion of the foregoing provisions of this Section 8.11 shall not be deemed to be a representation or warranty of Landlord that any of the foregoing activities will not be authorized by Landlord to be conducted on any part of the Project.

Tenant shall forthwith, upon the request of Landlord, discontinue any business, conduct or practice carried on or maintained in or about the Premises which, in Landlord’s sole opinion, may damage or reflect unfavourably upon Landlord, the Project, or any other tenants or occupants thereof.

If, in the opinion of Landlord, Tenant is in breach of any of the provisions of this Section 8.11, Tenant shall immediately discontinue such use upon Landlord’s written request.

9.	SERVICES AND UTILITIES

9.1                      Utilities

(a)
Tenant shall promptly pay for, as and when they fall due, to Landlord or as Landlord shall from time to time direct, all costs of supplying water, electricity, gas, and any other utilities which are available and supplied to or in respect of the Premises, and all costs for all fittings, connections and meters and all work performed in connection with any services or utilities provided to the Premises. Tenant shall promptly execute and deliver any agreements required by Landlord or by utilities suppliers in respect of the supply of any utilities to the Premises. Tenant’s use of any such utilities shall not exceed the available capacity of the existing systems from time to time.

(b)
Should there be no individual meters for the measurement of the consumption of any utilities supplied to the Premises then Landlord, acting reasonably, may allocate the cost of such utilities among the various users thereof. If required by Landlord, Tenant shall install at its expense a separate meter or meters to measure the consumption of any or all utilities in the Premises. The cost of any utilities which are not charged to tenants of the Building individually shall be included in Operating Costs.

9.2                       Heating and Air Conditioning

(a)
Tenant shall be responsible for and promptly pay for as and when due, to Landlord or as Landlord shall from time to time direct, all costs of heating, ventilating, air conditioning and humidity control in the Premises. The said costs payable by Tenant shall be as determined by separate meters, if any, and otherwise as determined by Landlord acting reasonably. Tenant shall install at its expense such meters and in such locations as shall be required by Landlord to measure the supply of or costs to be charged for heating, ventilating, air conditioning and humidity control in the Premises.

(b)
Tenant shall operate the heating, ventilating, air conditioning and humidity control equipment within or serving the Premises in such manner as to maintain such reasonable conditions of temperature, air circulation and humidity within the Premises as determined by Landlord and, in any event, in such manner that there shall be no direct or indirect use of heating, ventilating, air conditioning and humidity control from the Common Facilities for the Premises. Tenant shall comply with all rules and regulations as Landlord shall make from time to time respecting the maintenance, repair and operation of all such heating, ventilating and air conditioning equipment.

(c)
Landlord shall have the right to require Tenant to pay as Excess Costs, pursuant to subsection 7.3(a), any increase in Operating Costs caused by: (a) the particular use or occupancy of the Premises; (b) above-normal consumption of electrical or other power on the Premises; (c) the configuration of partitions or other items on the Premises; or (d) the failure of Tenant to shade windows.

9.3                       Non-Liability of Landlord

Landlord shall not be liable for any damages, direct or indirect, resulting from or contributed to by any interruption or cessation in supply of any utilities or heating, ventilating, air conditioning and humidity control. Without limiting the generality of the foregoing, Landlord shall not be liable for and Tenant shall indemnify Landlord against any and all indirect or consequential damages or damages for personal discomfort or illness of Tenant or any persons permitted by it to be on the Premises, by reason of the suspension or non-operation of any utilities, heating, ventilating, air conditioning or humidity control.

9.4                       Landlord’s Suspension of Utilities

In order to effect any maintenance, repairs, replacements or alterations to any of such utilities, heating, ventilating, air conditioning or humidity control equipment or systems, or any other part of the Project, Landlord shall have the right to modify or temporarily discontinue or suspend the operation of any such equipment or systems as required from time to time.

10.	MAINTENANCE, REPAIRS AND ALTERATIONS

10.1	Maintenance and Repairs of Premises

At all times throughout the Term, Tenant at its sole expense shall perform such maintenance (including painting and repair or replacement of any interior finishings), repairs and replacements as required to keep the Premises, all contents thereof and all services and equipment located in or primarily serving the Premises, in first-class appearance and condition, and in accordance with all Laws and Landlord’s reasonable requirements, subject only to the obligations of Landlord expressly provided in Section 10.7. For the purposes of this Section 10.1, the Premises shall include, without limitation, all leasehold improvements, perimeter walls and glass and doors.

10.2                     Approval of Repairs and Alterations

(a)
Tenant shall not make any repairs, replacements, changes, additions, improvements or alterations (hereinafter referred to as “Alterations”) to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld unless such proposed Alterations might affect the demising walls or entrances of the Premises or the structure of the Building or the coverage of the Project for zoning purposes, or the parking requirements for the Project, or impair the value or usefulness of the Premises or the Project, in any of which cases Landlord’s consent may be unreasonably withheld in Landlord’s sole discretion.

(b)
With its request for consent, Tenant shall submit to Landlord details of the proposed Alterations including plans and specifications prepared by qualified architects or engineers, and such Alterations shall be completed in accordance with the plans and specifications approved in writing by Landlord.

(c)
All Alterations shall be planned and completed in compliance with all Laws and Tenant shall, prior to commencing any Alterations, obtain at its expense all necessary permits and licences. Prior to the commencement of any such Alterations Tenant shall furnish to Landlord such evidence as reasonably required by Landlord of the projected cost of Alterations and Tenant’s ability to pay for same, together with such indemnification against costs, liens and damages as Landlord shall reasonably require including, if required by Landlord, a performance, completion and labour and materials bond acceptable to Landlord guaranteeing completion of such Alterations.

(d)
All Alterations shall be performed at Tenant’s cost, promptly and in a good and workmanlike manner and in compliance with Landlord’s rules and regulations, by competent contractors or workmen who shall be first approved in writing by Landlord, which approval shall not be unreasonably withheld. Unless expressly authorized by Landlord in writing to the contrary, all Alterations which might cost in excess of Ten Thousand ($10,000.00) Dollars to complete or which might require a building permit or which might affect the structure or any mechanical, electrical, utility, sprinkler, communications or other similar systems within the Premises or the Project, shall, at Landlord’s option, be performed at Tenant’s expense by Landlord or by contractors designated by Landlord and under Landlord’s supervision and under the supervision of a qualified architect or engineer approved by Landlord, in advance. For all Alterations performed by Landlord or at Landlord’s expense or under Landlord’s supervision, Tenant shall pay forthwith upon request all amounts paid or payable by Landlord to third parties and all reasonable charges of Landlord for its own personnel plus fifteen (15%) percent of such amounts and charges for Landlord’s inspection and supervision. All Alterations, the making of which might disrupt other tenants or occupants of the Project or the public, shall be performed outside Business Hours.

(e)
If Tenant performs any such Alterations without compliance with all of the foregoing provisions of this Article 10, Landlord shall have the right to require Tenant to remove such Alterations forthwith.

(f)
Tenant shall pay to Landlord forthwith upon request all of Landlord’s reasonable costs including, without limitation, fees of architects, engineers and designers, incurred in dealing with Tenant’s request for Landlord’s consent to any Alterations, whether or not such consent is granted, and in inspecting and supervising any such Alterations and Landlord shall have the right to require Tenant to pay Landlord a deposit on account of such costs as a precondition to Landlord’s granting such consent.

10.3                    Repair According to Landlord’s Notice

Landlord or any persons designated by it shall have the right to enter the Premises at any time to view the state of repair and condition thereof and Tenant shall promptly perform according to Landlord’s written notice any maintenance (including painting and repair or replacement of any interior finishings), repairs or replacements in accordance with Tenant’s obligations hereunder.

10.4	Notice by Tenant

Tenant shall give immediate written notice to Landlord of any accident, defect or damage in any part of the Premises or the Project which comes to the attention of Tenant or any of its employees or contractors notwithstanding the fact that Landlord may have no obligation in respect of the same.

10.5	Ownership of Leasehold Improvements

All leasehold improvements installed in or about the Premises shall forthwith upon the installation thereof become the property of Landlord but without Landlord’s thereby accepting any responsibility in respect of the maintenance, repair or replacement thereof. The expression “leasehold improvements” where used in this Lease includes, without limitation, all fixtures, installations, alterations and additions from time to time made or installed in or about the Premises, and includes all of the following, whether or not they are trade fixtures or easily removable: doors, partitions and hardware; mechanical, electrical and utility installations; carpeting, drapes, other floor and window coverings and drapery hardware; heating, ventilating, air conditioning and humidity control equipment; lighting fixtures; built-in furniture and finishings; counters in any way connected to the Premises or to any utility services located therein. The only exclusions from “leasehold improvements” are free-standing furniture, trade fixtures and equipment not in any way connected to the Premises or to any utilities systems located therein.

10.6	Construction Liens

Tenant shall make all payments and take all steps as may be necessary to ensure that no lien is registered against the Project or any portion thereof as a result of any work, services or materials supplied to Tenant or the Premises. Tenant shall cause any such registrations to be discharged or vacated immediately after notice from Landlord, or within ten (10) days after registration, whichever is earlier. Tenant shall indemnify and save harmless Landlord from and against any liabilities, claims, liens, damages, costs and expenses, including legal expenses, arising in connection with any work, services or materials supplied to Tenant or the Premises. If Tenant fails to cause any such registration to be discharged or vacated as aforesaid then, in addition to any other rights of Landlord, Landlord may, but shall not be obliged to, discharge the same by paying the amount claimed into court, and the amounts so paid and all costs incurred by Landlord, including legal fees and disbursements, shall be paid by Tenant to Landlord forthwith upon demand.

10.7	Landlord’s Repairs

Subject to the provisions of Article 12 herein and subject to Tenant’s obligations hereunder, to the extent that the failure to do so would materially detrimentally affect access to or use of the Premises, on reasonable notice from Tenant Landlord shall repair: (a) defects in the structure of the Project and exterior walls of the Building; and (b) transportation, electrical, mechanical and drainage equipment and systems forming part of the Project but not located within the Premises and not serving exclusively the Premises. Landlord’s costs of compliance with this Section 10.7 shall be included in Operating Costs to the extent set out in Section 2.17. Provided that to the extent that such repair is necessitated directly or indirectly by any act or omission of Tenant or any servant, employee, agent, contractor, invitee or licensee of Tenant, Tenant shall be solely responsible for the cost of such repairs in accordance with Section 10.8 and shall indemnify Landlord in respect thereof.

10.8	Special Services

(a)
Tenant shall pay Landlord on demand all charges as determined and allocated by Landlord acting reasonably in respect of all special services provided to or for the benefit of Tenant beyond building standard services the costs of which are included in Operating Costs. Unless otherwise expressly agreed between Landlord and Tenant to the contrary in respect of any specific matter from time to time, all work performed and materials supplied by Landlord for Tenant or otherwise respecting the Premises pursuant to the provisions hereof or otherwise shall be paid for by Tenant to Landlord forthwith on demand at Landlord’s cost for the same plus fifteen (15%) percent of such amounts and charges for inspection and supervision.

(b)
Landlord shall be the exclusive supplier in respect of the Premises, at Tenant’s expense, for replacement of tubes, bulbs and ballasts, for any services requiring drilling or otherwise penetrating floors, walls or ceilings, and for locksmithing and security arrangements. If Landlord, in its sole discretion, agrees in writing with Tenant that it shall not be the exclusive supplier of any of the aforesaid services, then only persons approved by Landlord acting reasonably may supply same to the Premises.

11.	END OF TERM

11.1                     Vacating of Possession

Forthwith upon the expiry or earlier termination of the Term, Tenant shall deliver to Landlord vacant possession of the Premises in such condition in which Tenant is required to keep the Premises during the Term pursuant hereto and shall leave the Premises in neat and clean condition and shall deliver to Landlord all keys for the Premises and all keys or combinations to locks on doors or vaults in the Premises.

11.2                     Removal of Trade Fixtures

Provided Tenant has paid all Rent and is not otherwise in default hereunder, or if otherwise authorized or requested by Landlord, at the expiry or earlier termination of the Term Tenant shall remove its trade fixtures and repair all damage resulting from the installation or removal of such trade fixtures. If at the expiry or earlier termination of the Term Tenant does not remove its trade fixtures or any of its other property on the Premises, Landlord shall have no obligation in respect thereof and may sell or destroy the same or have  them removed or stored at the expense of Tenant; at the option of Landlord, such trade fixtures or property shall  become the absolute property of Landlord without any compensation to Tenant.

11.3	Removal of Leasehold Improvements

(a)
Notwithstanding that the leasehold improvements become the property of Landlord upon installation, at the expiry or earlier termination of the Term Tenant shall remove any or all of such leasehold improvements made or installed in or about the Premises by Tenant, or by  Landlord as Tenant’s contractor, as required by Landlord and in so doing shall repair all damage resulting from, and shall restore the Premises to their condition prior to, the installation and removal of such leasehold improvements.

(b)
Notwithstanding anything in the foregoing to the contrary, provided Tenant in actual physical occupancy of and actively and diligently conducting business in the whole of the Premises is Occulogix, Inc., upon the expiry or earlier termination or sooner surrender of this Lease, Tenant’s obligation for removal of leasehold improvements shall extend only to: (i) those leasehold improvements installed by or on behalf of Tenant without Landlord’s prior written consent; and (ii) those Non-Standard Leasehold Improvements as Landlord shall require to be removed, and Tenant shall restore the Premises and the Project to the condition in which they existed prior to the installation and removal of such improvements. The term “Non-Standard Leasehold Improvements” shall mean: computer rooms and/or any other raised-floor environments; non-standard heating, ventilating and air conditioning systems installed for the specific use of the Premises; internal stairwells; custom lighting and electrical installations; dry-wall ceilings; telecommunication equipment (including all cabling, wiring, and conduits which have been installed by or on behalf of the Tenant); oversized boardrooms; training rooms; safes; vaults and, whether located within the Premises or elsewhere in the Project, any back-up and/or emergency power supplies, antennae, satellite dishes or other communication  facilities including, without limitation, creating within the Premises a large number of small offices and corridors which change direction or discontinue. Landlord may do or arrange to have done the work necessary to remove such improvements from the Premises if Tenant fails to do so, and Tenant shall pay for Landlord’s costs of so doing, plus an administration fee representing Landlord’s costs to supervise and inspect such work, in the amount of fifteen (15%) percent of such costs, forthwith upon demand therefor.

11.4                     Overholding by Tenant

If Tenant remains in possession of all or any part of the Premises after the expiry of the Term with the consent of Landlord but without any further written agreement, this Lease shall not be deemed thereby to have been extended and Tenant shall be deemed to be occupying the Premises as a monthly tenant on the same terms as set forth in this Lease insofar as they are applicable to a monthly tenancy except the monthly Basic Rent shall be one hundred and fifty percent (150%) of the monthly Basic Rent payable during the last twelve months of the Term.

12.	DAMAGE AND DESTRUCTION

12.1                     Insured Damage to Premises

(a)
If there is damage to or destruction of the Premises caused by an occurrence against which, and to not more than the extent that, Landlord either is required to insure pursuant to this Lease or  is otherwise insured (“Insured Damage”), then the following provisions of this Section 12.1 shall apply.

(b)
If such damage or destruction is such as to render the whole or any part of the Premises unusable for the purpose of Tenant’s use and occupancy thereof, Landlord shall deliver to Tenant within thirty (30) days following the occurrence of such damage or destruction its reasonable opinion as to whether or not the same is capable of being repaired, to the extent of Landlord’s repair obligations hereunder, within one hundred eighty (180) days following such occurrence.

(c)
If this Lease is not terminated as herein provided, Landlord, to the extent of insurance proceeds which it receives or would have received had it maintained such insurance as it is required to maintain hereunder, and to the extent that any mortgagee(s) entitled to be paid such insurance  proceeds consents to the use of the same for repair of such damage or destruction, shall diligently proceed to perform repairs to the Premises to the extent of its obligations pursuant to Section 10.7 hereof; and Tenant, commencing as soon as practicable but without interfering with Landlord’s repairs, shall diligently perform such repairs as are Tenant’s responsibility pursuant hereto.

(d)
If in Landlord’s reasonable opinion, the Premises are not capable of being repaired as aforesaid within one hundred eighty (180) days following such occurrence, Landlord may elect, by written notice to the Tenant within thirty (30) days after delivery by Landlord of the opinion  provided for in subsection 12.1(b) above, to terminate this Lease, whereupon Tenant shall immediately surrender possession of the Premises and Basic Rent and all other payments for which Tenant is liable pursuant hereto shall be apportioned to the effective date of such termination.

(e)
If the damage is such as to render the whole or any part of the Premises unusable in whole or in part for the purpose of Tenant’s use and occupancy thereof for a period of five (5) days or more,  then the Basic Rent payable hereunder shall abate for the portion of such period in excess of five (5) days, to the extent that Tenant’s use and occupancy of the Premises is in fact diminished, which determination shall be made by Landlord, until the earlier of: (i) the thirtieth (30th) day after the Premises are determined by Landlord to be ready for Tenant to commence its repairs to the Premises; and (ii) the date on which Tenant first commences the conduct of business in any part of the Premises which had been damaged.

(f)
The respective obligations of Landlord and Tenant with respect to repair of the Premises following any damage or destruction shall be performed with all reasonable speed and in accordance with all applicable obligations to repair contained herein. Tenant acknowledges that its obligations to repair the Premises after such damage or destruction shall be performed at its sole cost without any contribution by Landlord whether or not the damage or destruction was caused by Landlord’s fault and whether or not Landlord had at any time made any contribution to the cost of any leasehold improvements in the Premises. In any event, within thirty (30) days after Landlord has completed its repairs to the Premises as aforesaid, Tenant shall complete its repairs to the Premises and shall recommence the conduct of business thereon.

12.2	Uninsured Damage and Last Two Years

If there is damage to or destruction of the Premises and if, in Landlord’s reasonable opinion, of which notice is given to Tenant within fifteen (15) days after the later of the date of such damage or destruction and the date upon which Landlord is notified by Tenant of such damage or destruction, the Premises are not capable of being repaired to the extent of Landlord’s repair obligations within thirty (30) days following the giving of such notice and if: (a) such damage or destruction is not Insured Damage; or (b) such damage or destruction occurs within the last two (2) Lease Years of the Term and either Tenant has no remaining rights to renew this Lease or, having the right to renew this Lease fails to do so within fifteen (15) days after receipt of the said notice, then Landlord, at its option to be exercised by written notice given to Tenant within thirty (30) days after the later of the date of such damage or destruction and the date upon which Landlord is notified by Tenant of such damage or destruction, may terminate this Lease whereupon Tenant shall immediately surrender possession of the Premises and Basic Rent and all other payments for which Tenant is liable hereunder shall be apportioned to the effective date of such termination. If this Lease is not terminated as aforesaid the parties shall repair as provided in subsection 12.1(c) hereof and there shall be no abatement of any Rent unless the damage or destruction is Insured Damage and then only to the extent expressly provided in subsection 12.1(e) above.

12.3	Damage to Project

If twenty-five (25%) percent or more of the Rentable Area of Leasable Areas of the Project is damaged or destroyed by any cause whatsoever, whether or not there is any damage to the Premises, Landlord may, at its option, by notice given to Tenant within sixty (60) days after such occurrence, terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) days and not more than one  hundred eighty (180) days after the giving of such notice. In the event of such termination Tenant shall surrender vacant possession of the Premises by not later than the said date of termination, and Basic Rent and all other payments for which Tenant is liable hereunder shall be apportioned to the effective date of termination. If Landlord does not so elect to terminate this Lease, Landlord shall diligently proceed to repair and rebuild the Project to the extent of its obligations pursuant hereto to the extent of insurance proceeds which Landlord receives or would have received had it maintained such insurance as required hereunder, and to the extent that any mortgagee entitled to be paid such insurance proceeds consents to the use of same for such purpose.

12.4	Restoration of Premises or Project

If there is damage to or destruction of the Premises or the Project and if this Lease is not terminated pursuant hereto, Landlord, in performing its repairs as required hereby, shall not be obliged to repair or rebuild in accordance with the plans or specifications for the Premises or the Project as they existed prior to such damage or destruction; rather, Landlord may repair or rebuild in accordance with any plans and specifications chosen by Landlord in its sole discretion provided that Tenant’s use of and access to the Premises and the general overall quality of the Project are not materially detrimentally affected by any difference in plans or specifications of the Premises or the Project.

12.5	Determination of Matters

For the purposes of this Article 12 all matters requiring determination such as, without limitation, the extent to which any area(s) of the Premises or the Project are damaged or are not capable of being used, or the time within which repairs may be made, unless expressly provided to the contrary, shall be determined by Landlord’s Architect, such determination to be final and binding on the parties.

13.	INSURANCE AND INDEMNITY

13.1	Landlord’s Insurance

Landlord shall obtain and maintain in full force and effect during the Term with respect to the Project insurance against such occurrences and in such amounts, on such terms and with such deductible(s) as would a prudent owner of such a project. Such insurance may include, without limitation: (a) insurance on the Building and any improvements therein which Landlord desires to insure, against damage by fire and other risks covered by extended coverage fire insurance policies or, at Landlord’s option, all risks insurance; (b) boiler and machinery insurance; (c) rental income insurance; (d) public liability insurance; and (e) such other insurance and in such amounts and on such terms as Landlord, in its discretion, may reasonably determine. Notwithstanding that Tenant shall be contributing to the costs of such insurance pursuant to the terms of this Lease, Tenant shall not have any interest in or any right to recover any proceeds under any of Landlord’s insurance policies.

13.2	Tenant’s Effect On Other Insurance

(a)
Tenant shall not do or permit anywhere on the Premises or Project anything which might: (i) result in any increase in the cost of any insurance policy of Landlord on the Project; (ii) result in an actual or threatened cancellation of or adverse change in any insurance policy of Landlord on the Project; or (iii) be prohibited by any insurance policy of Landlord on the Project.

(b)
If the cost of any insurance policies of Landlord on the Project is increased as a result of any improvements made by Tenant or anything done or permitted by Tenant anywhere on the Premises or Project, Tenant shall pay the full amount of such increase to Landlord forthwith upon demand. Tenant’s responsibility for any increased cost of insurance as aforesaid shall be conclusively determined by a statement issued by the organization, company or insurer establishing the insurance rates for the relevant policy.

(c)
If there is an actual or threatened cancellation of or adverse change in any policy of insurance of Landlord on the Project by reason of anything done or permitted by Tenant anywhere on the Premises or Project, and if Tenant fails to remedy the situation giving rise to such actual or threatened cancellation or change within twenty-four (24) hours after notice from Landlord, then Landlord may, at its option, either: (i) terminate this Lease forthwith by written notice; or, (ii) remedy the situation giving rise to such actual or threatened cancellation or change, all at the cost of Tenant to be paid to Landlord forthwith upon demand, and for such purpose Landlord shall have the right to enter upon the Premises without further notice.

13.3	Tenant’s Insurance

(a)
Tenant shall, at its sole expense, maintain in full force and effect at all times throughout the Term and such other times, if any, as Tenant occupies the Premises or any portion thereof, such insurance as would be maintained by a prudent tenant of premises such as the Premises, which insurance shall include at least all of the following:

(i)
commercial general liability insurance on an occurrence basis with respect to any use and occupancy of or things on the Premises, and with respect to the use and occupancy of any other part of the Project by Tenant or any of its employees, servants, agents, invitees, licensees, subtenants, contractors or persons for whom Tenant is in law responsible, with coverage for any occurrence of not less than Five Million ($5,000,000.00) Dollars or such higher amount as Landlord may reasonably require on not less than one (1) month’s notice;

(ii)	all risks insurance covering the leasehold improvements, trade fixtures and contents on the Premises, for not less than the full replacement cost thereof and with a replacement cost endorsement;

(iii)
if applicable, broad form comprehensive boiler and machinery insurance on all insurable objects located on or about the Premises or which are the property or responsibility of Tenant, for not less than the full replacement cost thereof and with a replacement cost endorsement;

(iv)
business interruption insurance and/or extra expense insurance in such amounts as necessary to fully compensate Tenant for direct or indirect loss of sales or earnings or extra expenses incurred resulting from or attributable to any of the perils required to be  insured against under the policies referred to in subsections 13.3(a)(ii) and (iii) and all circumstances usually insured against by cautious tenants including losses resulting from interference with or prevention of access to the Premises or the Project as a result of such perils or for any other reason;

(v)	tenant’s legal liability insurance for the full replacement cost of the Premises, and the loss of use thereof; and

(vi)	any other insurance against such risks and in such amounts as Landlord or any mortgagee of Landlord may from time to time reasonably require upon not less than thirty (30) days’ notice to Tenant.

(b)
Each of Tenant’s insurance policies shall name Landlord and Landlord’s Mortgagee as an additional insured with Landlord as loss payee, and shall be taken out with insurers and shall be in such form and on such terms as are satisfactory to Landlord from time to time. Without limiting the generality of the foregoing, each of Tenant’s insurance policies shall contain:

(i)	the standard mortgage clause as may be required by any mortgagee of Landlord;

(ii)	a waiver by the insurer of any rights of subrogation to which such insurer might otherwise be entitled against Landlord or any person for whom Landlord is in law responsible;

(iii)
an undertaking by the insurer that no material change adverse to Tenant or Landlord or any mortgagee of Landlord will be made and the policy will not lapse or be terminated, except after not less than thirty (30) days’ written notice to Tenant and Landlord and to any mortgagee of Landlord;

(iv)	a provision stating that Tenant’s insurance policy shall be primary and shall not call into contribution any other insurance available to Landlord;

(v)	a disputed loss endorsement, where applicable;

(vi)	a severability of interests clause and a cross-liability clause; and

(vii)
a waiver, in respect of the interests of Landlord and any mortgagee of Landlord, of any provision with respect to any breach of any warranties, representations, declarations or conditions contained in the said policy.

(c)
Tenant shall ensure that Landlord shall at all times be in possession of either certificates or certified copies of Tenant’s insurance policies which are in good standing and in compliance with Tenant’s obligations hereunder.

(d)
Tenant hereby releases Landlord and its servants, agents, employees, contractors and those for whom Landlord is in law responsible from all losses, damages and claims of any kind in respect of which Tenant is required to maintain insurance hereunder or is otherwise insured.

13.4	Landlord’s Right to Place Tenant’s Insurance

If Tenant fails to maintain in force, or pay any premiums for, any insurance required to be maintained by Tenant hereunder, or if Tenant fails from time to time to deliver to Landlord satisfactory proof of the good standing of any such insurance or the payment of premiums therefor, then Landlord, without prejudice to any of its other rights and remedies hereunder, shall have the right but not the obligation to effect such insurance on behalf of Tenant and the cost thereof and all other reasonable expenses incurred by Landlord in that regard shall be paid by Tenant to Landlord forthwith upon demand.

13.5	Landlord’s Non-Liability

Tenant agrees that Landlord shall not be liable or responsible in any way for any injury or death to any person or for any loss or damage to any property, at any time on or about the Premises or any property owned by or being the responsibility of Tenant or any of its servants, agents, customers, contractors or persons for whom Tenant is in law responsible elsewhere on or about the Project, no matter how the same shall be caused and whether or not resulting from the negligence of Landlord, its servants, agents, employees, contractors or persons for whom Landlord is in law responsible. Without limiting the generality of the foregoing, Landlord shall not be liable or responsible for any such injury, death, loss or damage to any persons or property caused or contributed to by any of the following: fire, explosion, steam, water, rain, snow, dampness, leakage, electricity or gas. Without limiting or affecting the generality or interpretation of the foregoing, and notwithstanding the foregoing, it is agreed that Landlord shall in no event be liable for any indirect or consequential damages suffered by Tenant.

13.6	Indemnity of Landlord

Tenant shall indemnify Landlord and all of its servants, agents, employees, contractors and persons for whom Landlord is in law responsible against any and all liabilities, claims, damages, losses and expenses, including all reasonable legal fees and disbursements, arising from: (a) any breach by Tenant of any of the provisions of this Lease; (b) any act or omission of any person on the Premises or any use or occupancy of or any things in the Premises; (c) any act or omission of Tenant or any of its servants, agents, employees, invitees, licensees, sub-tenants, concessionaires, contractors or persons for whom Tenant is in law responsible on the Premises or elsewhere on or about the Project; or (d) any injury or death of persons, or any loss or damage to property of Tenant or any of its servants, agents, employees, invitees, licensees, subtenants, contractors or persons for whom Tenant is in law responsible, on the Premises or elsewhere on or about the Project.

13.7                     Landlord’s Employees and Agents

Every indemnity, exclusion, release of liability and waiver of subrogation contained in this Lease for the benefit of Landlord shall extend to and benefit all of Landlord’s servants, agents, employees, and others for whom Landlord is in law responsible. Solely for such purpose, and to the extent that Landlord expressly chooses to enforce the benefits of this section for the foregoing persons, it is agreed that Landlord is the agent or trustee for such persons.

14.          ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL

14.1	Consent Required

(a)
Tenant shall not assign this Lease in whole or in part and shall not sublet or part with or share possession of all or any part of the Premises and shall not grant any licences or other rights to others to use any portion of the Premises (all of the foregoing being hereinafter referred to as a “Transfer”; a party making a Transfer is referred to as a “Transferor” and a party taking a Transfer is referred to as a “Transferee”) without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord shall be entitled to arbitrarily or unreasonably withhold its consent to any Transfer in respect of which Landlord exercises its right to terminate this Lease, or to take a Transfer of the Premises or any portion thereof, pursuant to Section 14.3. The provisions of this Article 14 shall apply to any Transfer which might occur by inheritance or operation of law.

(b)
Notwithstanding and without in any way affecting or limiting the interpretation of the foregoing, it is agreed that it shall be reasonable for Landlord to withhold its consent to a Transfer unless it is shown to Landlord’s satisfaction that: (i) the proposed Transferee has a good business and personal reputation; (ii) the proposed Transferee or its principal shareholders has not been bankrupt or the holder of twenty (20%) percent or more of the issued shares of any class of shares of a corporation or of an interest in a partnership, either of which has been bankrupt in the ten (10) years preceding the date of the proposed Transfer; (iii) the proposed Transferee has good financial strength at least equal to that of Tenant at the date of this Lease, and at least sufficient to satisfy all of the obligations of Tenant hereunder; (iv) the proposed Transferee is not an existing occupant of any part of the Project; (v) the proposed Transferee has not then recently been a prospect involved in bona fide negotiations with Landlord respecting the leasing of any premises in the Project and is not in any way affiliated with such bona fide prospect; (vi) the Transfer would not result in a breach of any agreement by which Landlord is bound with respect to any part of the Project; and (vii) without affecting the interpretation of Section 8.1 or any other provision hereof, the business proposed to be carried on by the Transferee on the Premises will not be incompatible with the uses of other tenants of the Project, and will not be more burdensome on the Project, in terms of parking requirements or any other factor, than the business previously carried on by Tenant on the Premises.

(c)
If Landlord withholds, delays or refuses to give consent to any Transfer, whether or not Landlord is entitled to do so, Landlord shall not be liable for any losses or damages in any way resulting therefrom and Tenant shall not be entitled to terminate this Lease or exercise any other remedy whatever in respect thereof except to seek the order of a court of competent jurisdiction compelling Landlord to grant any such consent which Landlord is obliged to grant pursuant to the terms of this Lease.

(d)	No Transfer may be made where any portion of Rent is lower than that provided for herein or otherwise on terms more favourable to the Transferee than the terms set forth herein.

14.2	Obtaining Consent

All requests to Landlord for consent to any Transfer shall be made to Landlord in writing together with a copy of the agreement pursuant to which the proposed Transfer will be made, accompanied by such information in writing as a landlord might reasonably require respecting a proposed Transferee including, without limitation, name, business and home addresses and telephone numbers, business experience, credit information and rating, financial position and banking and personal references, description of business proposed to be conducted by the Transferee on the Premises and parking requirements for such business. Tenant shall promptly pay all costs incurred by Landlord in considering and processing the request for consent including legal costs and all costs of completing any documentation to implement any Transfer, which shall be prepared by Landlord or its solicitor if required by Landlord, and as a prior condition to considering any request for consent Landlord may require from Tenant payment of a reasonable deposit, of at least Six Hundred ($600.00) Dollars, on account of Landlord’s said costs.

14.3	Landlord’s Option

Notwithstanding the other provisions contained in this Article 14, after Landlord receives a request for consent to a Transfer with the information and copy of agreement hereinabove required, it shall have the option, to be exercised by written notice to Tenant within fifteen (15) days after the receipt of such request, information, deposit and agreement to: (a) to terminate this Lease as it relates to the portion of the Premises which is the subject of the proposed Transfer (“Transferred Premises”) effective as of the date on which the proposed Transfer was to have occurred; or (b) take a Transfer from Tenant of the Transferred Premises on the same terms as the Transfer in respect of which Tenant has requested Landlord’s consent, as aforesaid. If Landlord gives Tenant notice either electing to terminate this Lease or to take a Transfer of the Transferred Premises, as aforesaid, Tenant shall have the right, to be exercised by written notice to Landlord within ten (10) days after receipt of such Landlord’s notice, to withdraw the request for consent to the Transfer, in which case Tenant shall not proceed with such Transfer, the Landlord’s notice shall be null and void and this Lease shall continue in full force and effect. If, pursuant to this Section 14.3, Landlord terminates this Lease as it relates to a portion of the Premises or takes a Transfer of a portion of the Premises, Tenant hereby grants to Landlord and any others entitled to use the same, to use for their intended purposes all portions of the Premises in the nature of common areas (such as corridors, washrooms, lobbies and the like), or which are reasonably required for proper access to or use of the Transferred Premises (such as reception areas, interior corridors, mechanical or electrical systems and ducts and the like).

14.4	Terms of Transfer

In the event of a Transfer, Landlord shall have the following rights, in default of any of which no such Transfer shall occur or be effective:

(a)
to collect a deposit or further deposit to be held as a security deposit pursuant to Section 16.6 such that the security deposit held by Landlord shall be equivalent to at least the Basic Rent payable for the last two (2) months of the Term in respect of the premises which are the subject of the Transfer;

(b)	to require Tenant and the Transferee to enter into a written agreement to implement any amendments to this Lease to give effect to Landlord’s exercise of any of its rights hereunder;

(c)
to require the Transferee to enter into an agreement with Landlord in writing and under seal to be bound by all of Tenant’s obligations under this Lease in respect of the Transferred Premises, and to waive any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors’ proceeding, including, without limitation, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), and to agree that in the event of any such proceeding Landlord will comprise a separate class for voting purposes;

(d)
to receive all amounts to be paid to Tenant under the agreement in respect of such Transfer less only any consideration which is bona fide being paid to Tenant for equipment, furnishings and other property to be conveyed by Tenant as part of or together with the transaction of Transfer and which is not reasonably attributable to Tenant’s interest in this Lease and less, in the case of a sublease, all amounts receivable by Tenant under the sublease equal to the amounts payable by Tenant hereunder each month during the term of the sublease in respect of the Transferred Premises;

(e)
to require the Transferee to waive any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors’ proceedings, and to waive any rights, pursuant to Sections 21 or 39(2) of the Commercial Tenancies Act (Ontario) R.S.O. 1990, c, L7 and any amendments thereto and any other statutory provisions of the same or similar effect, to pay Rent less than any amount payable hereunder;

(f)
to require, if the Transfer is a sublease or other transaction other than an assignment, that upon notice from Landlord to the Transferee all amounts payable by the Transferee each month shall be paid directly to Landlord who shall apply the same on account of Tenant’s obligations under this Lease;

(g)	to require that this Lease be amended to delete therefrom any right of renewal and any option or right of first refusal to purchase the Premises.

14.5	Effect of Transfer

(a)
No consent of Landlord to a Transfer shall be effective unless given in writing and executed by Landlord and no such consent shall be presumed by any act or omission of Landlord or by Landlord’s failure to respond to any request for consent or by Landlord’s accepting any payment of any amount payable hereunder from any party other than Tenant. No Transfer and no consent by Landlord to any Transfer shall constitute a waiver of the necessity to obtain Landlord’s consent to any subsequent or other Transfer.

(b)
In the event of any Transfer or any consent by Landlord to any Transfer, Tenant shall not thereby be released from any of its obligations hereunder but shall remain bound by all such obligations pursuant to this Lease for the balance of the Term. If this Lease is renewed or extended by any Transferee or if any Transferee exercises a right to lease additional premises, pursuant to any right of Tenant contained in this Lease, each Transferor shall be liable for all of the obligations of Tenant throughout the Term as renewed or extended.

(c)
Every Transferee shall be obliged to comply with all of the obligations of Tenant under this Lease, and any default of any Transferee shall also constitute a default of Tenant hereunder. If this Lease is ever disclaimed, repudiated or terminated by or on behalf of a Transferee pursuant to any bankruptcy, insolvency, winding-up or other creditors’ proceeding, including, without limitation, any proceeding under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), or if this Lease is ever terminated by Landlord as a result of any act or default of any Transferee, Tenant shall nevertheless remain responsible for fulfilment of all obligations of Tenant hereunder for what would have been the balance of the Term but for such disclaimer, repudiation or termination, and shall upon Landlord’s request enter into a new lease of the Premises for such balance of the Term and otherwise on the same terms and conditions as in this Lease.

14.6                     No Advertising of Premises

Tenant shall not advertise this Lease or all or any part of the Premises or the business or fixtures or contents therein for sale without Landlord’s prior written consent.

14.7	Mortgage of Lease

The restrictions on Transfer as aforesaid shall apply to any assigning, subletting, mortgaging, charging or otherwise transferring of the Premises or this Lease for the purpose of securing any obligation of Tenant.

14.8	Corporate Tenant

(a)
If Tenant or any occupant of the Premises at any time is a corporation, no: (I) transfer of the issued shares in the capital stock or transfer, issuance or division of any shares of the corporation or of any affiliate of the corporation sufficient to transfer control to others than the then present shareholders of the corporation (collectively called “Sale”); or (II) merger, amalgamation, consolidation or other corporate restructuring or reorganization (collectively called “Reorganization”) shall take place, without first obtaining the prior written consent of Landlord, not to be unreasonably withheld. Upon request, Tenant shall make the corporate books and records of Tenant and of any affiliate of Tenant available to Landlord and its representatives for inspection in order to ascertain whether or not there has been any Sale or Reorganization. Tenant acknowledges that, in addition to Landlord’s rights under this Lease and at Law to withhold consent to any Transfer, Landlord may withhold consent to any Sale or Reorganization unless it is shown to Landlord’s reasonable satisfaction that the financial strength of Tenant will not be adversely affected by such Sale or Reorganization.

(b)
This Section shall not apply to a Sale by Tenant if and as long as Tenant is in occupancy of the Premises and is a corporation whose shares are listed and traded on any recognized public stock exchange in Canada or the United States.

14.9	Assignment by Landlord

If Landlord sells, leases, mortgages or otherwise disposes of the Project or any part thereof or assigns its interest in this Lease, to the extent that the purchaser or assignee agrees with Landlord to assume the covenants and obligations of Landlord hereunder, Landlord shall thereupon be released from all liability pursuant to the terms of this Lease.

15.	STATUS AND SUBORDINATION OF LEASE

15.1	Status Statement

Tenant shall, within ten (10) days after written request from Landlord, execute and deliver to Landlord, or to any actual or proposed lender, purchaser or assignee of Landlord, a statement or certificate in such form as requested by Landlord stating (if such is the case, or stating the manner in which such may not be the case): (a) that this Lease is unmodified and in full force and effect; (b) the date of commencement and expiry of the Term and the dates to which Basic Rent and any other Rent, including any prepaid rent, have been paid; (c) whether or not there is any existing default by Landlord under this Lease and, if so, specifying such default; and (d) that there are no defences, counter claims or rights of set-off in respect of the obligations hereunder of Tenant and (e) full details of the financial and credit standing and details of the corporate organization of Tenant, including audited financial statements for such period of time as Landlord may require, it being intended that any such statement delivered pursuant hereto may be relied upon by an actual or prospective lender, purchaser and assignee of any interest of Landlord under this Lease or in the Premises.

15.2	Subordination

At the option of Landlord to be expressed in writing from time to time, this Lease and the rights of Tenant hereunder are and shall be subject and subordinate to any and all mortgages, trust deeds and charges (any of which is herein called “Mortgage”) on the Project or any part thereof now or in the future, including all renewals, extensions, modifications and replacements of any Mortgages from time to time. Tenant shall at any time on notice from Landlord or holder of a Mortgage attorn to and become a tenant of the holder of any such Mortgage upon the same terms and conditions as set forth herein and shall execute promptly on request any certificates, agreements, instruments of postponement or attornment or other such instruments or agreements, including without limitation any short form or notice of this Lease for the purpose of registration on title to the Project, as requested from time to time to give full effect to this Article 15. Provided Tenant is not in default hereunder, Landlord shall use reasonable efforts to obtain from the holder of any Mortgage, in respect of which tenant has executed and delivered an instrument of postponement, subordination or attornment as required hereby, its agreement to permit Tenant to continue to occupy the Premises in accordance with the terms of this Lease.

15.3	Tenant’s Failure to Comply

If Tenant fails to execute any certificate, agreement, instrument, or other document as required by the foregoing provisions of this Article 15 within ten (10) days after request by Landlord, then Landlord shall have the right, without limiting any other rights of Landlord hereunder or at law, to terminate this Lease or to execute any such certificate, agreement, instrument or document on behalf of Tenant and in Tenant’s name, for which purpose Tenant hereby appoints Landlord as Tenant’s attorney pursuant to the Substitute Decisions Act (Ontario).

15.4	Registration

Tenant shall not register on title to the Project this Lease or any short form or notice hereof except in such form as has been approved by Landlord, acting reasonably, in writing, provided that Tenant shall pay Landlord’s reasonable expenses, including legal fees, of such approval. Tenant shall forthwith provide to Landlord a duplicate registered copy of any short form or notice of this Lease or other document registered on title.

16.	DEFAULT AND REMEDIES

16.1                     Default and Remedies

If any of the following shall occur:

(a)	Tenant fails, for any reason, to make any payment of Rent as and when the same is due to be paid hereunder and such default continues for five (5) days after notice is given to Tenant;

(b)
Tenant fails, for any reason, to observe or perform any obligation of Tenant pursuant to this Lease other than the payment of any Rent, and such default continues for fifteen (15) days, or such shorter period as expressly provided herein, after notice thereof to Tenant, provided that if the default could not, in the reasonable opinion of Landlord, be remedied within fifteen (15) days after notice and provided Tenant has commenced to remedy such failure not later than five (5) days after notice and proceeds thereafter to diligently and continuously remedy it, the number of days shall be extended to that number of days which would in the opinion of Landlord, acting reasonably, then suffice for the remedying of such default;

(c)	Tenant shall purport to make a Transfer affecting the Premises, or the Premises shall be used by any person or for any purpose, other than in compliance with this Lease;

(d)
Tenant or any other occupant of the Premises makes an assignment for the benefit of creditors or becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal or arrangement with creditors, or Tenant makes any sale in bulk of any property on the Premises (other than in conjunction with a Transfer approved in writing by Landlord and made pursuant to all applicable legislation), or steps are taken for the winding up or other termination of Tenant’s existence or liquidation of its assets;

(e)	a trustee, receiver, receiver-manager, or similar person is appointed in respect of the assets or business of Tenant or any other occupant of the Premises;

(f)
Tenant attempts to or does abandon the Premises or remove or dispose of any goods from the Premises, so that there would not be sufficient goods on the Premises subject to distress to satisfy all arrears of Rent and all Rent payable hereunder for a further period of at least six (6) months, or if the Premises are vacant or unoccupied for a period of five (5) consecutive days or more without the prior written consent of Landlord;

(g)	this Lease or any other property of Tenant is at any time seized or taken in execution which remains unsatisfied for a period of five (5) days or more;

(h)	termination or re-entry by Landlord is permitted under any provision of this Lease or at law;

then the then current and the next three (3) months’ Rent shall be forthwith due and payable and, in addition to any other rights or remedies to which Landlord is entitled hereunder or at law, Landlord shall have the following rights and remedies, which are cumulative and not alternative, namely:

(i)	to terminate this Lease in respect of the whole or any part of the Premises by written notice to Tenant;

(ii)
as agent of Tenant to relet the Premises and take possession of any furniture, fixtures, equipment or other property thereon and, upon giving notice to Tenant, to store the same at the expense and risk of Tenant or sell or otherwise dispose of the same at public or private sale without further notice, and to make alterations to the Premises to facilitate their reletting and to apply the net proceeds of the sale of any furniture,  fixtures, equipment, or other property or from the reletting of the Premises, less all expenses incurred by Landlord in making the Premises ready for reletting and in reletting the Premises, on account of the Rent due and to become due under this Lease and Tenant shall be liable to Landlord for any deficiency and for all such expenses incurred by Landlord as aforesaid; nothing done by Landlord shall be construed as an election to terminate this Lease unless written notice of such termination is given by Landlord to Tenant;

(iii)
to remedy any default of Tenant in performing any repairs, work or other obligations of Tenant hereunder, and in so doing to enter upon the Premises, without any liability to Tenant therefor and without constituting a re-entry of the Premises or termination of this Lease or breach of Landlord’s covenant of quiet enjoyment, and, in such case, Tenant shall pay to Landlord forthwith upon demand all reasonable costs of Landlord in remedying or attempting to remedy any such default plus fifteen (15%) percent of such amounts and charges for inspection and supervision; and

(iv)
to obtain damages from Tenant including, without limitation, if this Lease is terminated, all deficiencies between all amounts which would have been payable by Tenant for what would have been the balance of the Term, but for such termination, and all net amounts actually received by Landlord for such period.

16.2	Interest and Costs

(a)
All amounts of Rent shall bear interest from their respective due dates until the dates of payment at the rate of five (5%) percent per annum in excess of the prime rate of interest charged by Landlord’s bank in Ontario from time to time.

(b)
Further, on each occurrence of default in the payment of Rent, Tenant shall pay to Landlord on demand in addition to the aforesaid interest an administration fee equal to the greater of: (i) Two Hundred ($200.00) Dollars; and (ii) two (2%) percent of the amount of Rent in default.

(c)
Tenant shall pay to Landlord forthwith upon demand all costs incurred by Landlord, including, without limitation, legal expenses on a substantial indemnity basis and reasonable compensation for all time expended by Landlord’s own personnel, arising as a result of any default in Tenant’s obligations under this Lease.

16.3	Bankruptcy and Insolvency

Tenant hereby waives any right it, or any person on its behalf, may have to disclaim, repudiate or terminate this Lease pursuant to any bankruptcy, insolvency, winding-up or other creditors’ proceeding, including, without limitation, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), and agrees that in the event of any such proceeding Landlord will comprise a separate class for voting purposes.

16.4	Distress and Tenant’s Property

Tenant hereby waives and renounces the benefit of any present or future statute taking away or limiting Landlord’s right of distress and agrees with Landlord that, notwithstanding any such statute, all goods and chattels from time to time on the Premises shall be subject to distress for Rent. All Tenant’s personal  property on the Premises shall at all times be the unencumbered property of Tenant.

16.5	Intentionally Deleted

16.6	Rent Deposit

In order to induce Landlord to enter into this Lease, Tenant agrees to execute the Rent Deposit Agreement attached hereto as Schedule “17”.

16.7	Remedies to Subsist

No waiver of any of Tenant’s obligations under this Lease or of any of Landlord’s rights in respect of any default by Tenant hereunder shall be deemed to have occurred as a result of any condoning, overlooking or delay by Landlord in respect of any default by Tenant or by any other act or omission of Landlord including, without limitation, the acceptance of any Rent less than the full amount thereof or the acceptance of any Rent after the occurrence of any default by Tenant. The waiver by Landlord of any default of Tenant or of any rights of Landlord, which shall be effected only by an express written waiver executed by Landlord, shall not be deemed to be a waiver of any term, covenant or condition in respect of which such default or right has been waived and shall not be deemed to be a waiver of any subsequent default of Tenant or right of Landlord. All rights and remedies of Landlord under this Lease and at law shall be cumulative and not alternative, and the exercise by Landlord of any of its rights pursuant to this Lease or at law shall at all times be without prejudice to any other rights of Landlord, whether or not they are expressly reserved. The Tenant’s obligations under this Lease shall survive the expiry or earlier termination of this Lease and shall remain in full force and effect until fully complied with.

16.8	Impossibility of Performance

If and to the extent that either Landlord or Tenant shall be delayed in the fulfillment of any obligation under this Lease, other than the payment by Tenant of any Rent, by reason of unavailability of material, equipment, utilities, services or by reason of any Laws, or by reason of any other similar cause beyond its control and not avoidable by the exercise of reasonable foresight (excluding the inability to pay for the performance of such obligation), then the party being delayed shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay and the other party shall not be entitled to any compensation for any loss or inconvenience occasioned thereby. The party delayed will, however, use its best efforts to fulfill the obligation in question as soon as is reasonably practicable by arranging an alternate method of providing the work, services or materials.

17.	CONTROL OF PROJECT

17.1                     Landlord’s Control

The Project is at all times subject to the exclusive control and management of Landlord. Without limiting the generality of the foregoing, Landlord shall have the right to obstruct or close off or restrict entry to all or any part of the Project for purposes of performing any maintenance, repairs or replacements or for security purposes or to prevent the accrual of any rights to any person or the public or any dedication thereof, provided that in exercising any such right Landlord shall use reasonable efforts to minimize interference with Tenant’s access to and use of the Premises. The Project shall be open for access to the Premises during Business Hours, and at any other time access to premises in the Building shall be subject to compliance with all applicable rules and regulations of Landlord, including without limitation those related to security.

17.2	Alterations of the Project

(a)
At any time or times Landlord shall have the right to make any changes in, additions to, deletions from or relocations of any part of the Project including the Premises and any of the  Common Facilities (any of which are herein referred to as “Changes”) as Landlord shall consider desirable, including the construction of additional floors in the Building. If Landlord makes any Changes to the Premises, including relocation of the Premises, Landlord shall ensure  that the Premises, as affected by such Changes, shall be substantially the same in size and shall be in all other material respects reasonably comparable to the Premises originally demised hereby. If the Premises are relocated as a result of such Changes, Landlord shall be responsible for the direct cost of moving Tenant to the relocated Premises and constructing replacement  leasehold improvements therein, but not for any indirect costs or losses of Tenant. Tenant shall not have the right to object to or make any claim on account of the exercise by Landlord of any of its rights under this Section 17.2, except that Tenant shall be entitled to an abatement of Basic Rent for any period of time in excess of ten (10) consecutive days that Tenant is unable to conduct business in the Premises as a result of the making of such Changes. Landlord shall make any such Changes as expeditiously as is reasonably possible and so as to interfere as little as is reasonably possible with Tenant’s business on the Premises.

(b)
Tenant acknowledges that portions of the Project may be under construction during the Term, and that such construction activities may cause temporary noise and disturbance to existing tenants of the Project. Landlord will use reasonable efforts to minimize interference with Tenant’s occupation of the Premises as a result of such construction activities, but Tenant acknowledges that in no event shall any noise or other disturbance caused by such construction constitute a breach of Tenant’s right to quiet enjoyment of the Premises.

17.3	Use of Common Facilities

Tenant shall not itself and shall not permit any of its employees, servants, agents, contractors or persons having business with Tenant, to obstruct any Common Facilities including driveways, laneways or access routes, or to park vehicles in any portion of the Common Facilities other than such areas as expressly authorized by Landlord, and Landlord shall have the right, at Tenant’s expense payable on demand, to remove any such obstruction or improperly parked vehicles, without liability for any damage caused thereby.

17.4	Rules and Regulations

Landlord may from time to time make and amend reasonable rules and regulations for the management and operation of the Project and Tenant and all persons under its control shall comply with all of such rules and regulations of which notice is given to Tenant from time to time, all of which shall be deemed to be incorporated into and form part of this Lease. Landlord shall not make any rules or regulations which conflict with any express provision of this Lease unless and only to the extent required by any applicable Laws. Landlord shall act reasonably in enforcing such rules and regulations but shall not be liable for their nonenforcement.

17.5	Access to Premises

(a)
Without limiting any other rights Landlord may have pursuant hereto or at law, Landlord shall have the right to enter the Premises at any time for any of the following purposes: (i) to examine the Premises and to perform any maintenance, repairs or alterations to any part of the Premises or to any equipment and services serving the Premises or any other part of the Project; (ii) in cases of emergency; (iii) to read any utility or other meters; (iv) during the last twelve (12) months of the Term to show the Premises to prospective tenants and to permit prospective tenants to make inspections, measurements and plans; and (v) at any time during the Term to show the Premises to prospective purchasers or lenders.

(b)
Landlord shall have the right to run through the Premises conduits, wires, pipes, ducts and other elements of any systems for utilities, heating, ventilating, air conditioning and humidity control, telephone and other communications systems and any other such systems to serve the Premises or the Project.

(c)
Landlord shall exercise its rights pursuant to this Section 17.5 in such manner and at such times as Landlord, acting reasonably but in its sole discretion, shall determine. At any time that entry by Landlord is desired in case of emergency, and if no personnel of Tenant are known by Landlord to be present on the Premises or if such personnel fail for any reason to provide Landlord immediate access at the time such entry is desired, Landlord may forcibly enter the Premises without liability for damage caused thereby.

17.6                     Expropriation

(a)
If the Premises or any part thereof shall be expropriated (which for the purposes of this Article 17 shall include a sale by Landlord to any authority with the power to expropriate) by any competent authority, then:

(i)
Landlord and Tenant shall co-operate with each other so that Tenant may receive such award to which it is entitled in law for relocation costs, business interruption, and the value of leasehold improvements paid for by Tenant and the amortized portion, if any, of leasehold improvements paid for by Tenant, and so that Landlord may receive the maximum award to which it may be entitled in law for all other compensation arising from such expropriation including, without limitation, all compensation for the value of Tenant’s leasehold interest in the Premises;

-  -

(ii)
except for such compensation to which Tenant shall be entitled as aforesaid, all Tenant’s other rights in respect of such expropriation are hereby assigned to Landlord, and within ten (10) days after request by Landlord Tenant shall execute such further documents as requested by Landlord to give effect to such assignment, failing which Landlord is hereby irrevocably appointed, pursuant to the Substitute Decisions Act (Ontario), Tenant’s attorney to do so on behalf of Tenant and in its name; and

(iii)
Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease, effective on the date the expropriating authority takes possession of the whole or any portion of the Premises.

(b)	If the whole or any part of the Project shall be expropriated, then subject to the foregoing provisions respecting expropriation of the Premises:

(i)
all compensation resulting from such expropriation shall be the absolute property of Landlord and all of Tenant’s rights, if any, to any such compensation are hereby assigned to Landlord and within ten (10) days after request by Landlord Tenant shall execute such further documents as requested by Landlord to give effect to such assignment, failing which Landlord is hereby irrevocably appointed, pursuant to the Substitute Decisions Act (Ontario) Tenant’s attorney to do so on behalf of Tenant and in its name; and

(ii)
if the expropriation of part of the Project is such as to render undesirable, in Landlord’s reasonable opinion, the continuing operation of the portion of the Project in which the Premises are situate, Landlord shall have the right to terminate this Lease as of the date the expropriating authority takes possession of all or any portion of the Project.

17.7	Landlord’s Consent

If Landlord withholds, delays or refuses to give consent as provided by the terms of this Lease, whether or not Landlord is entitled to do so, Landlord shall not be liable for any losses or damages in any way resulting therefrom and Tenant shall not be entitled to terminate this Lease or exercise any remedy whatever in respect thereof except to seek the order of a court of competent jurisdiction compelling Landlord to grant any such consent which Landlord is obliged to grant pursuant to the terms of this Lease.

18.	MISCELLANEOUS

18.1                     Notices

All notices, statements, demands, requests or other instruments (“Notices”) which may be or are required to be given under this Lease shall be in writing and shall be delivered in person or sent by prepaid registered Canadian mail addressed, if to the Tenant, at the Address for Service of Notice on Tenant, and if to the Landlord at the Address for Service of Notice on Landlord, all as provided in subsection 1(i) hereof.

All such Notices shall be conclusively deemed to have been given and received upon the day the same is personally delivered or, if mailed as aforesaid, four (4) business days (excluding Saturdays,  Sundays, holidays and days upon which regular postal service is interrupted or unavailable for any reason) after the same is mailed as aforesaid. Any party may at any time by notice in writing to the other change the Address for Service of Notice on it. If two or more persons are named as Tenant, any Notice given hereunder shall be sufficiently given if delivered or mailed in the foregoing manner to any one of such persons.

18.2	Complete Agreement

There are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this Lease or the tenancy created hereby, expressed or implied, collateral or otherwise, except as expressly set forth herein, and this Lease constitutes the entire agreement between the parties and may not be modified except by subsequent written agreement duly executed by Landlord and Tenant.

18.3	Time of the Essence

Time is of the essence of all terms of this Lease.

18.4	Applicable Law

This Lease shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties agree that the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder.

18.5	Severability

If any provision of this Lease is illegal, unenforceable or invalid, it shall be considered separate and severable and all the remainder of this Lease shall remain in full force and effect as though such provision had not been included in this Lease but such provision shall nonetheless continue to be enforceable to the extent permitted by law.

18.6	Section Numbers and Headings

The table of contents and all section numbers and headings of this Lease are inserted for convenience only and shall in no way limit or affect the interpretation of this Lease. References in this Lease to section numbers refer to the applicable section of this Lease, unless a statute or other document is specifically referred to.

18.7	Interpretation

Whenever a word importing the singular or plural is used in this Lease, such word shall include the plural and singular respectively. Where any party is comprised of more than one entity, the obligations of each of such entities shall be joint and several. Words importing persons of either gender or firms or corporations shall include persons of the other gender and firms or corporations as applicable. Subject to the express provisions contained in this Lease, words such as “hereof”, “herein”, “hereby”, “hereafter”, and “hereunder” and all similar words or expressions shall refer to this Lease as a whole and not to any particular section or portion hereof.

18.8	Successors

This Lease shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, assigns and other legal representatives except only that this Lease shall not enure to the benefit of any of such parties unless and only to the extent expressly permitted pursuant to the provisions of this Lease.

18.9	Monetary Amounts

Except as may be otherwise expressly provided herein, all monetary amounts set out in this Lease are in Canadian currency and are exclusive of Canadian Goods and Services Tax and any other applicable Sales Taxes.

18.10	Demolition or Substantial Alterations

If Landlord wishes to demolish or substantially alter or renovate all or a substantial portion of the Building containing the Premises, Landlord shall have the right, to be exercised by not less than nine (9) months written notice to Tenant, to terminate its Lease. Tenant agrees that upon the termination date specified in such notice, Tenant shall vacate the Premises and deliver up vacant possession of the Premises in accordance with the terms of this Lease. Tenant acknowledges that it shall have no claim against Landlord as a result of the exercise by Landlord of its right hereunder and upon such termination, all Rent shall be apportioned to the effective date of such termination and upon compliance by each of the parties with their respective obligations under the Lease up to and including the termination date, each of the parties shall thereafter be released from all future obligations arising under this Lease.

19.	PRIVACY POLICY

Tenant hereby consents to the collection, use and disclosure of personal information collected by or on behalf of Landlord by Bentall Real Estate Services Limited Partnership (`Bentall”) or any of Landlord’s or Bentall’s agents, affiliates, or service providers for the purposes of: (i) considering this Lease and determining the suitability of Tenant both for the initial Term and any renewals or extensions thereafter, if applicable; (ii) taking action for collection of Rents in the event of default by Tenant; (iii) facilitating the preauthorization payment plan, if applicable; and (iv) otherwise complying with Bentall’s Privacy Policy, a copy of which is available at www.Bentall.com. Consent under this Lease includes the disclosure of such information to credit agencies, collection agencies and existing or potential lenders, investors and purchasers. Tenant also consents to, and confirms its authority to consent to Bentall’s collection, use and disclosure, for such purposes, of personal information about employees of Tenant and other individuals whose personal information is provided to or collected by Bentall in connection with this Lease.

IN WITNESS WHEREOF the parties have executed this Lease.

BENTALL REAL ESTATE SERVICES LIMITED PARTNERSHIP (By its General Partner, Bentall Real Estate Services G.P. Ltd.) As Authorized Agent for PENYORK PROPERTIES III INC. (Landlord)

Per:	“Tony Vadacchino”
(Authorized Signatory)
c/s
Per:	“Stuart Wanlin”
(Authorized Signatory)

I/We have the authority to bind the Corporation.

OCCULOGIX, INC. (Tenant)

Per:	“John Caloz”
	Name:	John Caloz
	Title:	Chief Financial Officer
c/s
Per:	“William G. Dumencu”
	Name:	William G. Dumencu
	Title:	Vice President, Finance

I/We have the authority to bind the Corporation.

SCHEDULE "A"

LEGAL DESCRIPTION OF PROJECT

ALL AND SINGULAR those lands and premises situated, lying and being in the City of Mississauga, in the Regional Municipality of Peel, and being those parts of Block 10 on a Plan of Subdivision registered in the Land Registry Office for the Land Titles Division of Peel as No. 43M-533 designated as Parts 1 and 2 on a Plan of Survey deposited in the Land Registry Office as No. 43R-14899.

SUBJECT TO an easement over the said Part 2, Plan 43R-14899 save and except Parts I and 2, Plan 43R-16904, as more particularly set out by Instrument No. 495246 as amended by Instrument No. LT 1058959;

SUBJECT TO an easement in favour of Bell Telephone Company of Canada and Mississauga Hydro Electric-Commission, over so much of Block 10 on Plan 43M-523 as is unencumbered by buildings, or other structures, as more particularly set out in Instrument No. 495241;

Being all of Parcel Block 10-5, Section 43M-533.

Schedule "B"

OUTLINE PLAN OF PREMISES

Building 9, Suite 201

West Building
UNIT 7
UNIT 6
UNIT 5
UNIT 4
UNIT 3
UNIT 2
UNIT 1
East Building
UNIT 8
UNIT 9
UNIT 10
UNIT 11
UNIT 12

Our foundation is service

Version 2.0	January 2005

2800 Skymark Ave Mississauga, On

Floor 2

Areas

Please Refer to Modified BOMA 1996 Property Summary

Location Map

Drawing Scale

N

* Suite was prepared using client provided CAD files. No on-site measurements were taken by Extreme Measures Inc.

** Suite was measured on-site by Extreme Measures Inc. and integrated with the original client provided CAD files.

Schedule “B-1”

OUTLINE PLAN OF PREMISES

Building 9, Suite 103

West Building
UNIT 7
UNIT 6
UNIT 5
UNIT 4
UNIT 3
UNIT 2
UNIT 1
East Building
UNIT 8
UNIT 9
UNIT 10
UNIT 11
UNIT 12

Our foundation is service

Version 3.0	July 25, 2005

2600 Skymark Ave
Mississauga, On

Floor 1

Areas

Please Refer to Modified BOMA 1996 Property Summary

Location Map

Drawing Scale

0 16 32 feet

prepared by extreme

...uite was prepared using client provided CAD files. No on site measurements were taken by Extreme Measures Inc.

Suite was measured on site by Extreme Measures Inc. and integrated with the original client provided CAD files.

Schedule "C"

SECURITY AGREEMENT

Intentionally Deleted

Schedule "D"

SPECIAL PROVISIONS

1.	Estimate of Operating Costs and Realty Taxes

The parties agree that Landlord has estimated that Tenant’s obligations hereunder in respect of Operating Costs and Realty Taxes for the year 2005 would be approximately $10.93 per square foot of the Rentable Area of the Premises; it is understood that this estimate by Landlord is a bona fide estimate made September 21, 2005, but that it is not intended by Landlord to be relied upon by Tenant and is not binding and does not impose liabilities on Landlord or affect Tenant’s obligations hereunder.

2.	Conditions to Tenant’s Rights

If:

(a)
Tenant pays the Rent and other sums payable hereunder and performs each and every of the covenants, provisos and agreements herein contained on the part of Tenant to be paid and performed, punctually and in accordance with the provisions of the Lease;

(b)
Tenant has not become insolvent or bankrupt, and has not made any assignment for the benefit of creditors and has not, becoming bankrupt or insolvent, taken the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors;

(c)
a petition in bankruptcy has not been filed against Tenant and a receiving order has not been made against Tenant, and no proceedings have been commenced respecting the winding-up or termination of the existence of Tenant;

(d)
no receiver or other person has taken possession or effective control of the assets or business of Tenant or a substantial portion thereof pursuant to any security or other agreement or by any other means whatsoever, and there are no outstanding writs of execution against Tenant;

(e)
Tenant has not assigned the Lease or sublet or permitted a change in occupancy of any portion or portions of the Premises, and there has been no change in ownership of the majority of the capital stock of Tenant and no change in the name under which the business on the Premises is conducted;

(f)	Tenant has continuously, actually physically occupied all of the Premises for the active and diligent conduct of business in accordance with the terms of the Lease; and

(g)           Tenant has executed and delivered to Landlord the Lease in a form satisfactory to Landlord,

then, and only then, Tenant shall have the rights conferred under Sections 3, 4 and 6 of this Schedule “D”.

3.	Rent Free Periods

Subject to the provisions of Section 2 of this Schedule “D”, Tenant shall not be responsible for the payment of:

(i)
Basic Rent, Operating Costs and Realty Taxes for the first two (2) months of the initial Term of the Lease (the “First Rent Free Period”) but the Tenant shall be responsible for the payment of all other items of Additional Rent during the First Rent Free Period; and

(ii)
Basic Rent for the third month of the initial Term of the Lease (the “Second Rent Free Period”) but the Tenant shall be responsible for the payment of all items of Additional Rent during the Second Rent Free Period.

If at any time during the Term:

(a)	the Lease is terminated by reason of a default of Tenant;

(b)
Tenant has become bankrupt or insolvent or has taken the benefit of any statute for bankrupt or insolvent debtors, or has filed a proposal, or has made an assignment for the benefit of creditors or any arrangement or compromise, then in such event, and without prejudice to any of Landlord’s other rights and remedies available to it under the Lease and at law, the unamortized portion of the First Rent Free Period and Second Rent Free Period calculated from the date that Landlord no longer actually receives payments of Rent under the Lease (whether by way of Court Order or otherwise) on the basis of an assumed rate of depreciation on a straight line basis to zero over the Term of the Lease shall immediately become due and payable to Landlord as Additional Rent.

4.	Right of First Offer

Subject to the provisions of Section 2 of this Schedule “D, and subject to existing tenants’ prior rights, Tenant shall have a one time only right of first offer to lease:

(i)	any space in Building 9 (“First ROFO Space”); and/or

(ii)	Suite 200 in Building 10 (“Second ROFO Space”) (collectively the “ROFO Space”)

whenever such space becomes available for re-leasing from time to time by the Landlord, after the termination, surrender or expiry of the existing leases of such space to occur following the date of the Lease or the leases of tenants relocated to all or a portion of the ROFO Space (it being hereby acknowledged that, as of the date hereof, the Second ROFO Space is currently available for lease and that despite the foregoing, the Landlord shall be entitled to enter into a lease with a third party for the ROFO Space or any part thereof at any time, from time to time, until the whole of the ROFO Space is leased, without triggering the within right of first offer) have expired or been terminated either by the tenant (pursuant to any rights of termination it may have under its  lease) or by the Landlord (as a result of an event of default) and after any options to renew or extend the ROFO  Space granted to such tenant(s) under the terms of such lease(s) have not been exercised or have expired. Further, if any such tenant(s) either fail(s), or elect(s) not, to exercise its option to renew or extend or if such tenant(s) do(es) not have an option to renew or extend contained in its lease for the ROFO Space, Landlord shall, despite anything contained in this Section 4 to the contrary, be free to enter into an agreement with such tenant(s) extending the term of its lease for the ROFO Space without triggering the within right of first offer.

In the event that ROFO Space becomes available the Landlord shall provide the Tenant with written notice (“Landlord’s Notice”), specifying what space is available (i.e. either the whole or any part of the  ROFO Space, as the case may be) (“Available ROFO Space”) and the availability date for the Available ROFO  Space and the Tenant shall have ten (10) business days from receipt of the Landlord’s Notice within which to deliver written notice (“ROFO Notice”) to the Landlord of its agreement to lease the whole of the Available ROFO Space on the same terms and conditions as contained in the Lease for the Premises save and except that: (a) there shall be no Landlord’s Work, rent free period or other financial inducements; (b) the basic rent payable for the Available ROFO Space shall be ROFO Market Rent (“ROFO Market Rent” means the annual basic rental which could reasonably be obtained by Landlord for the Available ROFO Space from a willing tenant or willing tenants dealing at arms’ length with Landlord in the market prevailing for a term commencing on the commencement date of the term of lease for the Available ROFO Space, having regard to all relevant circumstances including the size and location of the Available ROFO Space, the facilities afforded, the terms of the lease thereof (including its provisions for Additional Rent), the terms aforesaid regarding tenant inducements, the condition of the Available ROFO Space and the use of the Available ROFO Space, and having regard to rentals currently being obtained for space in the Building and for comparable space in other buildings comparably located, and inducements being offered to tenants (including rent free periods, allowances and other inducements); (c) the commencement date shall be as specified by the Landlord in the Landlord’s Notice, and (d) the expiration date shall be coterminous with the expiry date of the Lease, failing which this right of first offer shall be null and void with respect to the Available ROFO Space and the Landlord shall be free to lease the Available ROFO Space or any part thereof to a third party on such terms and conditions as the Landlord, in its sole discretion, determines and this right of first offer shall only apply to the balance of the ROFO Space. For greater certainty, if the ROFO Market Rent is not agreed upon between the parties within thirty (30) days of the delivery of the Landlord’s Notice, the ROFO Market Rent shall be established in the manner set out in Section 5 below and, in such event, there shall be no delay to the commencement date of the Available ROFO Space as set forth in the Landlord’s Notice and, until such time as the ROFO Market Rent is determined, the Tenant shall pay to the Landlord the Basic Rent then payable hereunder for the Premises, as applicable to the Available ROFO Space, and upon determination of the ROFO Market Rent for the Available ROFO Space, either Landlord shall pay to Tenant any excess, or Tenant shall pay to Landlord any deficiency, in the payments of Basic Rent previously made by Tenant with respect to the Available ROFO Space, without interest.

The Tenant shall execute an agreement (to be prepared by the Landlord) amending the provisions of the Lease in order to incorporate the terms of the foregoing.

Any Available ROFO Space which is made available to the Tenant under this Section 4 shall be dealt with as a whole.

5.	ROFO Market Rent

Either Landlord or Tenant (the “Requesting Party”) shall be entitled to notify the other party hereto (the “Receiving Party”) of the name of an expert for the purpose of determining the ROFO Market Rent. Within fifteen (15) days after such notice from the Requesting Party, the Receiving Party shall notify the Requesting Party either approving the expert proposed by the Requesting Party or naming another expert for the purpose of determining the ROFO Market Rent. Should the Receiving Party fail to give notice to the Requesting Party within the said fifteen (15) day period, the expert named in the notice given by the Requesting Party shall perform the expert’s functions hereinafter set forth. If Landlord and Tenant are unable to agree upon the selection of the expert within fifteen (15) days after such notice from the Receiving Party to the Requesting Party, then either party shall be entitled to apply to a court to appoint an expert in the same manner as an arbitrator may be appointed by a court under the Arbitration Act, 1991 (Ontario), as amended or replaced. The expert appointed, either by Landlord and/or Tenant or by a court, shall be qualified by education, experience and training to value real estate for rental purposes in the Province of Ontario and have been ordinarily engaged in the valuation of real property in the municipality in which the Project is located for at least the immediately preceding five (5) years. Within thirty (30) days after being appointed the expert shall make a determination of the Market Rent for the ROFO Space, without receiving evidence from either Landlord or Tenant. The cost of such determination shall be borne by the Tenant. The determination of the expert as to the ROFO Market Rent shall be conclusive and binding upon Landlord and Tenant and not subject to appeal.

6.	Parking

(a)	Subject to Section 2 of this Schedule “U’, throughout the Term, Tenant shall have the right to use:

(i)	seven (7) reserved underground parking spaces; and

(ii)	twelve (12) unreserved surface parking spaces (on a “first-come, first-served” basis)

for parking automobiles (collectively the “Parking Spaces”) in the parking facilities at the Project (the “Parking Facility”), in such locations as designated from time to time by Landlord or the operator of the Parking Facility, and subject to the terms set out below. For each of such Parking Spaces, Tenant shall pay to Landlord, whether or not Tenant actually uses the Parking Spaces or any of them, the prevailing monthly rates charged from time to time by Landlord or the operator of the Parking Facility for the use of reserved and unreserved Parking Spaces respectively. Notwithstanding anything to the contrary contained herein, there shall be no licence fee payable by Tenant to Landlord or Landlord’s parking operator for Tenant’s use of the Parking Spaces in the Parking Facility during the initial Term only, but, for greater certainty, Tenant shall be responsible for payment to Landlord of its Proportionate Share or share, as of the case may be, of Operating Costs and Realty Taxes associated with the Parking Facility.

(b)
Tenant shall ensure that Landlord is at all times in possession of up-to-date information as to the owner, licence plate number and description of each automobile authorized to use such Parking Spaces.

(c)
Landlord may from time to time make and amend such rules and regulations for the management and operation of the Parking Facility as Landlord shall determine and Tenant and all persons under its control, including without limitation all users of the Parking Spaces, shall be bound by and shall comply with all of such rules and regulations of which notice is given to Tenant from time to time and all of such rules and regulations shall be deemed to be incorporated into and form a part of the Lease.

(d)
For emphasis only, and without affecting or limiting the meaning of any provision of the Lease, it is agreed that the following sections of the Lease apply to the rights granted to Tenant hereunder in respect of the Parking Spaces, namely Sections 13.5 (“Landlord’s Non-Liability”) and 13.6 (“Indemnity of Landlord”).

(e)
If Tenant or any person permitted by Tenant to use any of the Parking Spaces fails to comply with the provisions of the Lease in respect of the Parking Spaces, including without limitation the rules and regulations from time to time applicable to the Parking Facility, then Landlord shall have the right to terminate or suspend the privileges of the offending party to use the Parking Facility, provided that the exercise of such right by Landlord shall not limit or affect the obligation of Tenant hereunder to pay for all Parking Spaces.

(f)
No motor vehicle other than a private passenger automobile, station wagon or van shall be parked on or in any part of the Common Facilities of the Project, including without limitation the Parking Facility, nor shall any repairs other than emergency repairs immediately necessary for operation of a vehicle be made to any motor vehicle in or on any of the Common Facilities, including without limitation the Parking Facility, and no motor vehicle shall be driven on any part of the Common Facilities other than on a driveway or in the Parking Facility.

(g)	It is understood and agreed that Landlord is not responsible for theft of or damage to the vehicle or its equipment or articles left in the vehicle.

(h)	It is understood and agreed that no vehicle powered by propane, hydrogen or natural gas are allowed in any underground portion of the Parking Facility.

(i)
Tenant may be required to pay to the Landlord a deposit amount for each parking pass issued. Such parking deposit shall be held by the Landlord in the event that any of the parking passes so issued are damaged, lost or destroyed. Upon the expiry or earlier termination of the Lease, if the deposit amounts have not previously been deducted at any time during the Term, the deposit amounts shall be refunded to the Tenant in full upon presentation to the Landlord of the same number of parking passes originally issued to the Tenant, in good condition and repair.

(j)	If requested by Landlord, Tenant shall execute Landlord’s standard form of parking agreement to give effect to the foregoing.

7.	Landlord’s Conditions

Concurrently with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord such information as the Landlord requires (“Information”) to satisfy itself as to the financial  strength of Tenant and Tenant hereby consents to Landlord making independent credit inquiries for that purpose. This Lease is conditional for a period of ten (10) business days after receipt by Landlord of such Information, together with this Lease and the Rent Deposit Agreement duly executed by Tenant, for Landlord to (i) satisfy itself as aforesaid; and (ii) obtain the approval of its senior management.

If Landlord notifies Tenant in writing within such conditional period that either condition has not been satisfied, then this Lease and the Rent Deposit Agreement shall be null and void and of no further force or effect. In the event of such termination, Landlord shall return any deposits received by it to Tenant without interest or deduction and Landlord shall not be liable for any losses, damages or costs whatsoever. These conditions have been inserted for the sole benefit of Landlord and may be waived by Landlord in its sole and absolute discretion at any time on notice in writing to Tenant.

Schedule "E"

EXCLUSIVE USES OF OTHER TENANTS

2600 Skymark Avenue, Mississauga, Ontario

None as of the date of this Lease.

Schedule "F"

RENT DEPOSIT AGREEMENT

THIS RENT DEPOSIT AGREEMENT is dated October 17, 2005,

BETWEEN:

OCCULOGIX, INC.

(hereinafter called “Tenant”)

OF THE FIRST PART

- and -

PENYORK PROPERTIES III INC.

(hereinafter called “Landlord”)

OF THE SECOND PART

WHEREAS:

A.
By a lease of even date (“Lease”) between Landlord and Tenant, Landlord leased to Tenant premises known as Suites 103 and 201, Building 9 (the “Premises”) in the building municipally known as 2600  Skymark Avenue, Mississauga, Ontario, as more particularly described in the Lease, for a term of One (1) Year and Six (6) Months, commencing on February 1, 2006 and expiring on July 31, 2007;

B.
To induce Landlord to enter into the Lease, Tenant has agreed to deliver to Landlord a rent deposit in the amount of Twenty Four Thousand Six Hundred and Thirty-Four Dollars and Sixty-Two Cents ($24,634.62) (the “Rent Deposit”), to be held without interest and applied on the terms and conditions set out in this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by the parties hereto, the parties hereto make the following agreement:

1.
Tenant shall deposit with Landlord the Rent Deposit. Provided Tenant is not then in default, the amount of Twelve Thousand Three Hundred and Seventeen Dollars and Thirty-One Cents ($12,317.31) shall be applied towards first Rent accruing due under the Lease, after expiry of the First Rent Free Period and Second Rent Free Period (as both of the foregoing terms are defined in the Lease). Landlord shall hold the balance of the Rent Deposit, without interest, as a prepayment of the Rent payable by Tenant under the Lease during the Term and any renewals or extensions thereof and any tenancy resulting from an overholding, and to secure and may be applied against the other amounts referred to in paragraph 7 below.

2.
If at any time any Rent payable under the Lease shall be overdue, all or any portion of the Rent Deposit shall, at Landlord’s option, be applied to the payment of any Rent then due and owing. Further, if Tenant defaults in the performance of any of the terms, covenants, conditions and provisions of the Lease as and when the same are due to be performed by Tenant, then all or any part of the Rent Deposit shall, at Landlord’s option, be applied on account of any losses or damages sustained by Landlord as a result of such default.

3.
If all or any part of the Rent Deposit is applied by Landlord on account of the payment of Rent or on account of any default or any losses or damages sustained by Landlord as aforesaid, then Tenant shall, within three (3) days after demand from Landlord, remit to Landlord a sufficient amount in cash or by certified cheque to restore the Rent Deposit to the original sum required to be deposited as set forth herein plus interest on the amount of such default, loss or damages sustained by Landlord at a rate of three (3%) percent per annum in excess of the rate of interest known as the prime rate of interest charged by Landlord’s bank in Ontario and which serves as the basis on which other interests rates are calculated for Canadian dollar loans in Ontario from time to time, from the date of default to the date the Rent Deposit is restored as aforesaid.

4.
If Tenant (i) complies with all of the terms, covenants, conditions and provisions under the Lease and promptly pays all Rent therein throughout the term; (ii) the Lease has not been Disclaimed (as hereinafter defined); (iii) the Lease has not terminated for any reason prior to the natural expiry date; and (iv) Tenant has complied with all of the obligations under the Lease to the extent the same remains in Landlord’s possession and is not applied to any of Tenant’s obligations hereunder, Landlord shall return the balance of the Rent Deposit to Tenant within thirty (30) days after the expiry of the Lease.

5.
Landlord may deliver the Rent Deposit, or such portion thereof remaining on hand to the credit of Tenant, to any purchaser, mortgagee or assignee of Landlord’s interest in the Premises or the Project under the Lease or in the Lease and thereupon Landlord shall be and is hereby discharged from any further liability with respect to the Rent Deposit.

6.
In the event of any bankruptcy, insolvency, winding-up or other creditors’ proceeding, the Rent Deposit shall be the absolute property of Landlord and shall, at Landlord’s option, be automatically appropriated and applied against the Rent and any other amounts referred to in paragraph 7 below.

7.
The Rent Deposit shall secure and may, at Landlord’s option, be applied on account of any one or more of the following: (i) the due and punctual payment of all Rent and all other amounts of any kind whatsoever payable under the Lease by Tenant whether to Landlord or otherwise and whether or not relating to or payable in respect of the Premises, including, without limitation, any amount which would have become payable under the Lease to the date of the expiry of the Lease had the Lease not been Disclaimed or terminated; (ii) the prompt and complete performance of all obligations contained in the Lease on the part of Tenant to be kept, observed and performed; (iii) the due and punctual payment of all other amounts payable by Tenant to Landlord; (iv) the indemnification of Landlord in respect of any losses, costs or damages incurred by Landlord arising out of any failure by Tenant to pay any rent or other amounts payable under the Lease or resulting from any failure by Tenant to observe or perform any of the other obligations contained in the Lease; (v) liquidated damages in compensation for the money spent by Landlord with respect to the Premises to make them ready for Tenant’s use and occupancy; (vi) the reduction in value of the Premises as a result of Tenant’s default; (vii) the performance of any obligation which Tenant would have been obligated to perform to the date of the expiry of the Lease had the Lease not been Disclaimed or terminated; (viii) the losses or damages suffered by Landlord as a result of the Lease being Disclaimed or terminated or (ix) the repayment of the unamortized portion as of the date the Lease is disclaimed or terminated of any allowances, inducements or other incentives paid by Landlord in conjunction with the Lease.

8.
The rights of Landlord hereunder in respect of the Rent Deposit shall continue in full force and effect and shall not be waived, released, discharged, impaired or affected by reason of the release or discharge of Tenant in any receivership, bankruptcy, insolvency, winding-up or other creditor’s proceedings, including, without limitation, any proceedings under the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors Arrangement Act (Canada), or the surrender, disclaimer, repudiation or termination of the Lease (individually and collectively referred to herein as “Disclaimed”) in any such proceedings and shall continue with respect to the periods thereto and thereafter as if the Lease had not been Disclaimed.

9.	Capitalized expressions used herein, unless separately defined herein, have the same meaning as defined in the Lease unless separately defined herein.

10.	Time in all respects shall be of the essence.

11.	This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

OCCULOGIX, INC. (Tenant)

Per:
Name: Title:

Per:
Name: Title:

I/We have the authority to bind the Corporation.

BENTALL REAL ESTATE SERVICES LIMITED PARTNERSHIP (By its General Partner, Bentall Real Estate Services G.P. Ltd.) As Authorized Agent for PENYORK PROPERTIES III INC. (Landlord)

Per:
(Authorized Signatory)

Per:	c/s
(Authorized Signatory)

I/We have the authority to bind the Corporation.

Schedule "G"

ENVIRONMENTAL QUESTIONNAIRE

Tenant’s Name:	Occulogix, Inc.	Premises:	Being all of the premises leased from time to time pursuant to the Lease

Address:	2600 Skymark Avenue, Mississauga, Ontario
Telephone:	Fax:
Person Responsible:

a)	Describe the business activities carried in the Premises and specify raw materials used, goods manufactured and any resulting waste materials or by-products that are generated;

b)
Will the business activities to be carried on in the Premises entail the use, generating or storing of any Hazardous Materials (as hereinafter defined) in any quantity? (including but not limited to chemical products, degreasers, corrosives, flammable or combustibles, fuels, solvents, paints, medication, oil, gas, batteries, extinguisher, etc.)

NO ☐ YES ☐ (If so, describe…)

c)	Indicate the approximate amounts of Hazardous Materials which will be used or generated, monthly or annually, in the Premises.

d)	How do you intend to store the Hazardous Materials described in c) ?

e)	How will you dispose of the Hazardous Materials generated in the Premises by your business and who will be the carrier?

f)
Will the business activities to be carried on in the Premises require that you obtain any certificate of authorization, permit or environmental approvals, or provide environmental data (ie. NPRI or Ontario Reg. 127) to government agencies?

NO ☐ YES ☐ (If so, give details and attach your certificate)

g)
Will the business activities to be carried on in the Premises entail the discharge of Hazardous Materials into the sewer system, water system or into the air?  If so, will pollution control equipment be required in the Premises to comply with Environmental Legislation and applicable Laws?

NO ☐ YES ☐ (If so, give details and list standards to be met)

h)	Will the business activities to be carried on in the Premises necessitate the installation of an underground or surface storage tank in the Premises or on the Common Facilities?

NO ☐ YES ☐ (If so, describe in detail the tank to be installed and material to be stored)

i)	Do you intend to have a prevention training or emergency plan in place to prevent an environmental incident or to deal with one if it occurs?

NO ☐ YES ☐ (If so, give details and attach a copy of the plan and/or training procedure)

J)	Does your firm have an environmental management program in place?

NO ☐ YES ☐ (If so, give details and attach a copy of the program)

k)	Do you have appropriate insurance to handle Hazardous Materials?

NO ☐ YES ☐ (If so, give details and attach a copy of the policy)

DATE:	TENANT’S SIGNATURE:

All defined terms where used herein shall have the meaning ascribed to them in the lease of with this Schedule forms part.

Schedule "H"

TENANT WORK

Tenant shall, at its cost and expense, complete or cause the completion of all leasehold improvements which are required to complete the Premises for Tenant’s business operations thereon prior to the Commencement Date (“Tenant’s Work”) in accordance with the following provisions and those provisions of the Lease applicable to the completion of Alterations to the Premises and in accordance with the “Tenant Design Criteria Manual”, if any, applicable to the Project.

Prior to commencing any Tenant’s Work on the Premises, Tenant shall deliver to the Landlord certified copies or certificates of insurance duly executed by Tenant’s insurers evidencing the placement of insurance coverage in compliance with the provisions of the Lease. Tenant shall also deliver to Landlord certified copies or certificates of insurance from its contractors and/or sub-contractors engaged to perform Tenant’s Work, evidencing insurance coverage satisfactory to Landlord, acting reasonably.

Any damage to the Premises, the Building or the Project caused during the performance of Tenant’s Work by Tenant, its contractors, sub-contractors, tradesmen or material suppliers shall immediately be repaired by Tenant to the satisfaction of Landlord, or, at the Landlord’s option, by the Landlord at the expense of Tenant payable on demand, plus fifteen (15%) percent of such costs for Landlord’s supervision.

The opinion in writing of the Landlord’s architect or other qualified consultant shall be binding on both the Landlord and Tenant respecting all matters of dispute regarding the Tenant’s Work, including the state of completion and whether or not work is completed in a good and workmanlike manner and in accordance with plans and specifications for Tenant’s Work as approved by the Landlord and with this Schedule.

Tenant shall furnish to the Landlord forthwith upon demand a statutory declaration or other evidence satisfactory to the Landlord stating that there are no such encumbrances, and that all accounts for work, services and materials have been paid in full with respect to all of Tenant’s Work, together with evidence in writing satisfactory to the Landlord that all assessments under the Worker’s Compensation Act have been paid. In addition to the foregoing, Tenant shall also submit to the Landlord forthwith any other information requested by the Landlord regarding the supply of work, services and materials in connection with Tenant’s Work, including without limitation details of the costs actually expended by Tenant in the performance of Tenant’s Work.

Notwithstanding anything contained herein, including without limitation the provisions relating to Landlord’s approval of the plans and specifications pertaining to the Tenant’s Work and to any rights of Landlord to perform any work or do any other thing on Tenant’s behalf, and notwithstanding any notice which may be received by Landlord from any of Tenant’s contractors or sub-contractors, the Landlord shall not be liable, and no lien or other encumbrance shall attach to the Landlord’s interest in the Premises, pursuant to the Construction Lien Act, in respect of materials supplied or work done by Tenant or on behalf of Tenant or related to Tenant’s Work, and Tenant shall so notify or cause to be notified all its contractors and sub-contractors and shall indemnify the Landlord from any liability whatsoever arising out of the performance of Tenant’s Work. Tenant hereby acknowledges and agrees that the provision of any materials, work or services performed by the Landlord at Tenant’s expense in respect of any Tenant’s Work or pursuant to any provision hereof shall be deemed to be provided by Landlord on Tenant’s behalf as Tenant’s contractor.